An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation, or sale would be unlawful before registration or qualification under the laws of any such state.

PRELIMINARY OFFERING CIRCULAR
SUBJECT TO COMPLETION, DATED APRIL 2, 2019

DIGATRADE FINANCIAL CORP.
Up to 100,000,000 Shares
of Common Stock
US $1,000,000

Digatrade Financial Corp., a British Columbia corporation (the “Company,” “we,” “us,” and “our”), is offering up to 100,000,000 shares of common stock for $0.01 per share, for gross proceeds to the Company of up to $1,000,000, before deduction of offering expenses, assuming all shares are sold. There is no minimum aggregate offering amount, but we will impose a minimum purchase requirement of $10,000 per investor to participate in the offering, unless such minimum is waived by the Company in its sole discretion, which may be done on a case-by-case basis. We may sell significantly fewer shares of common stock than the maximum amount offered hereby. At a closing, the proceeds will be distributed to the Company and the associated shares will be issued to investors. If there are no closings, the investments for this offering will be promptly returned to investors, without deduction and without interest.

All shares will be offered on a “best efforts” basis. As there is no minimum offering, upon the approval of any subscription to this offering, the Company may immediately conduct a closing, deposit said proceeds into the bank account of the Company, as applicable, and use the proceeds of such closing in accordance with the “Use of Proceeds” on page 15 and “Securities Being Offered” on page 27.

Shares offered by the Company will be sold by our directors and executive officers on behalf of the Company. We may also elect to engage licensed broker-dealers to act as sales agents in this offering. No sales agents have yet been engaged to sell shares. All shares will be offered on a “best-efforts” basis.

We expect to commence the offering on the date on which the offering statement of which this offering circular is a part is qualified by the Securities and Exchange Commission (“SEC”) and will terminate one year thereafter or once all offered securities are sold, whichever occurs first. Notwithstanding the foregoing, the Company may extend the offering by an additional 90 days or terminate the offering at any time.

Our common stock is not now listed on any U.S. national securities exchange; however, our stock is quoted on the OTC Markets Group Inc.’s OTC marketplace under the trading symbol “DIGAF”. There is currently only a limited market for our securities. There is no guarantee that our securities will ever trade on any listed exchange.

This offering is being made pursuant to Tier 1 of Regulation A following the “Offering Circular” disclosure format.

Title of each class of securities to be registered	Amount maximum to be registered	Price to public	Proposed maximum aggregate offering price	Commissions and discounts (1)	Proceeds to issuer (2)
Common Stock	$100,000,000	0.01	$1,000,000	$0	$1,000,000

(1)We may offer shares through registered broker dealers, although at this time, we have not determined if we will require these services, and therefore have not selected such a selling agent.

(2)We estimate that our total expenses for this offering will be $50,000.  See “Plan of Distribution.”

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on page 5.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

1500 West Georgia Street, Suite 1300
Vancouver, British Columbia, Canada, V6C 2Z6
+1(604) 200-0071
www.digatradefinancial.com

Offering Circular Date: April 2, 2019

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary Information,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this offering circular constitute forward-looking statements.  Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements  by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology. You should not place undue reliance on forward looking statements.  The cautionary statements set forth in this offering circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements.

Although the forward-looking statements in this offering circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this offering circular or otherwise make public statements updating our forward-looking statements.

SUMMARY INFORMATION

This summary highlights some of the information in this offering circular. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire offering circular, including the section entitled “Risk Factors,” before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” refer to Digatrade Financial Corp.

The Company

The Company is a British Columbia corporation, incorporated on December 28, 2000.

The Company was incorporated under the name Black Diamond Holdings Corporation. On June 26, 2007, the Company changed its name from Black Diamond Holdings Corporation to Black Diamond Brands Corporation. On November 21, 2008 the Company changed its name to Rainchief Energy Inc. and on February 19, 2015 to Bit-X Financial Corporation. On October 27, 2015 the Company changed its name to Digatrade Financial Corporation.

The Company is listed as a fully reporting issuer on the FINRA OTC bulletin board and trades under the symbol “DIGAF”. The Company is focused on developing blockchain technology services and building a profitable digital OTC trade desk for accredited traders and institutions seeking buyside exposure to cryptocurrency. The Company is exploring new opportunities within the sector including Initial Coin Offerings “ICO’s”, Digital Corporate Finance “DCF” and blockchain security protocol services.

In March 2015, the Company entered into an agreement with Mega Ideas Holdings Limited, dba ANX (“ANXPRO and ANX International”), a company incorporated and existing under the laws of Hong Kong. ANX owns a proprietary trading platform and provides operational support specializing in blockchain development services and exchange and transaction services for crypto-currencies e.g. Bitcoin and other digital assets. Effective October 17, 2018 the Company closed the online retail trading platform and shared liquidity order book with ANX International owing to low transaction volumes. The Company will continue to offer OTC trading for institutional customers and accredited traders while continuing to seek new opportunities within the blockchain and the financial technology sector.

On February 28, 2019 the Company executed its anticipated Definitive Agreement (“DA”) with Securter Inc., a private Canadian Corporation that is developing a proprietary, patent-pending credit card payment platform to significantly increase the security of online credit card payment processing. Securter technology reduces immense losses by financial institutions and merchants that arise from fraudulent credit card use and protects cardholder privacy by eliminating the distribution of personal information to third parties. With the current worldwide surge in online commerce expected to continue for years to come, the problem of credit card security is large and growing. The Definitive Agreement with Securter sets out that Securter’s technology will be launched and commercialized as a Digatrade subsidiary.

Organization Structure

As of the date of this report the Company has three wholly-owned subsidiaries, Digatrade Limited (a British Columbia corporation), Digatrade Limited (a Nevada corporation) and Digatrade (UK) Limited (a United Kingdom corporation).

Corporate Information

Our principal executive offices are located at 1500 West Georgia Street, Suite 1300, Vancouver, British Columbia, Canada, V6C 2Z6. Our telephone is +1(604) 200-0071. The address of our website is www.digatradefinancial.com. Information contained on or accessible through our website is not a part of this offering circular and should not be relied upon in determining whether to make an investment decision.

The Company is currently authorized to issue an unlimited number of shares of common stock without par value and 1,100,000 Class “B” Common Shares which are non-participating, voting (voting right of 1,000 votes per share) without par value. As of March 25, 2019, the Company had 230,667,223 shares of common stock and 1,100,000 shares of Class “B” Common Shares issued and outstanding.

The Company’s securities are currently quoted on the OTC Markets Group Inc.’s OTC marketplace under the symbol “DIGAF.” The Company is a reporting issuer under Form 20-F (Foreign Private Issuer).

The Offering

Issuer in this Offering:	Digatrade Financial Corp.

Securities offered:	Common stock

Common Stock to be outstanding before this Offering:	230,667,223 shares

Common Stock to be outstanding after this Offering:	330,667,223 shares, assuming the maximum amount of shares are sold.

Price per share:	$0.01

Maximum Offering amount:
$1,000,000, assuming the maximum amount of shares are sold by the Company. The minimum investment established for each investor is $10,000, unless such minimum is waived by the Company in its sole discretion, which may be done on a case-by-case basis. There is no minimum aggregate offering amount, and we may sell significantly fewer shares than the maximum amount offered hereby.

Use of proceeds:
We estimate that the net proceeds to us from this offering, after deducting fees and estimated offering expenses, will be approximately $950,000, assuming the maximum amount of shares offered by us are sold.

We intend to use substantially all of such net proceeds from this offering for general working capital purposes, as described in this offering circular. Our management will have broad discretion over how these proceeds are used. For additional information, see “Use of Proceeds.”

Dividend policy:
Holders of our common stock are only entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for dividends. We do not intend to pay dividends for the foreseeable future. Our ability to pay dividends to our stockholders in the future will depend on regulatory restrictions, liquidity and capital requirements, our earnings and financial condition, the general economic climate, contractual restrictions, our ability to service any equity or debt obligations senior to our common stock and other factors deemed relevant by our board of directors. For additional information, see “Dividend Policy.”

Risk factors:	Investing in our common stock involves risks. See “Risk Factors” for a discussion of certain factors that you should carefully consider before making an investment decision.

RISK FACTORS

In addition to the other information provided in this offering circular, we are subject to a number of risks, including risks that may prevent us from achieving our business objectives or that may adversely affect our business, financial condition, results of operations, cash flows and prospects.  You should carefully consider the risks discussed in this section in evaluating our business and before purchasing any of our common stock.

Risks Related to the Business

We have a history of operating losses and need additional capital to implement our business plan.

For the nine months ended September 30, 2018, we recorded a net loss from operations of $650,672, as compared with a net loss from operations of $346,873 for the nine months ended September 30, 2017. The financial statements have been prepared using IFRS applicable to a going concern. However, as disclosed in Note 1 to the interim condensed financial statements, our ability to continue operations is uncertain.

We continue to incur operating losses and have a consolidated deficit of $5,826,788 as at September 30, 2018. Operations for the nine months ended September 30, 2018 have been funded by the issuance of convertible promissory notes and the continued support of creditors.

We estimate that we will require at least $1,000,000 to continue developing the OTC Trade Desk for institutions and accredited traders and cover research & development costs with the Securter technology application. Further due diligence on new prospective business opportunities within the blockchain and financial technology sector will be in process and as a result the full implementation of our business plan will be delayed until the necessary capital is raised.

We cannot predict when or if we will produce revenues.

We have not generated any revenue to date from operations. In order for us to continue with our plans and open our business, we must raise capital. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this raise. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business.

Our entry into the OTC Trade Desk for institutions and accredited traders may not be successful and there are risks attendant on these activities.

The crypto-currency, blockchain and coin exchange platform business is extremely volatile. There are many companies, large and small entering the market with the capital to develop and create new innovative applications resulting in a highly competitive and fast-moving environment. Even with capital and technical expertise, industry, political and compliance risks are significant. Regulatory compliance and the overall ecosystem of crypto-currencies is extremely complex and not yet fully defined by governments and financial institutions worldwide. We may not be able to finance our business plan and marketing plan, there is no assurance that our entry into this business will be successful.

Our entry into the development of a secure mobile application for card not present “CNP” transaction business may not be successful and there are risks attendant on these activities.

 The Financial Technology “Fintech” business is extremely competitive. There are many companies, large and small entering the market with the capital to develop and create new innovative applications resulting in a highly competitive and fast-moving environment. Even with capital and technical expertise, industry, political and compliance risks are significant. Regulatory compliance and the overall ecosystem for secure online payments is extremely complex and not yet fully defined by governments and financial institutions worldwide. We may not be able to finance our business plan and marketing plan, there is no assurance that our entry into this business will be successful.

The loss of key personnel or the inability of replacements to quickly and successfully perform in their new roles could adversely affect our business.

We depend on the leadership and experience of our key executive and chairman, Brad Moynes. Mr. Moynes functions as our chairman and executive officer, and as such, we are heavily dependent upon him to conduct our operations. In 2018, the Company added two additional directors which now brings the board to four directors. We do not have key man insurance. If Mr. Moynes resigns or dies, there could be a substantial negative impact upon our operations. If that should occur, until we find other qualified candidates to become officers and/or directors to conduct our operations, we may have to suspend our operations or cease operating entirely. In that event, it is possible you could lose your entire investment.

Risks Related to this Offering and Our Stock

The market price of our shares may fluctuate significantly.

The market price and liquidity of the market for shares may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. Some of the factors that could negatively affect the market price of our shares include:

●
our actual or projected operating results, financial condition, cash flows and liquidity, or changes in business strategy or prospects;

●
equity issuances by us, or share resales by our stockholders, or the perception that such issuances or resales may occur;

●
loss of a major funding source;

●
actual or anticipated accounting problems;

●
changes in market valuations of similar companies;

●
adverse market reaction to any indebtedness we incur in the future;

●
speculation in the press or investment community;

●
price and volume fluctuations in the overall stock market from time to time;

●
general market and economic conditions, and trends including inflationary concerns, the current state of the credit and capital markets;

●
significant volatility in the market price and trading volume of securities of companies in our sector, which are not necessarily related to the operating performance of these companies;

●
changes in law, regulatory policies or tax guidelines, or interpretations thereof;

●
operating performance of companies comparable to us; and

●
short-selling pressure with respect to shares of our shares generally.

As noted above, market factors unrelated to our performance could also negatively impact the market price of our shares. One of the factors that investors may consider in deciding whether to buy or sell our shares is our distribution rate as a percentage of our share price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in the capital markets can affect the market value of our shares. For instance, if interest rates rise, it is likely that the market price of our shares will decrease as market rates on interest-bearing securities increase.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our products and services.

If we have to raise capital by selling securities in the future, your rights and the value of your investment in the Company could be reduced.

If we issue debt securities, the lenders would have a claim to our assets that would be superior to the stockholder rights. Interest on the debt would increase costs and negatively impact operating results. If we issue more common stock or any preferred stock, your percentage ownership will decrease and your stock may experience additional dilution, and the holders of preferred stock (called preference securities in Canada) may have rights, preferences and privileges which are superior to (more favorable) the rights of holders of the common stock. It is likely the Company will sell securities in the future. The terms of such future transactions presently are not determinable.

If the market for our common stock is illiquid in the future, you could encounter difficulty if you try to sell your stock.

Our stock trades on the OTC Marketplace but it is not actively traded. If there is no active trading market, you may not be able to resell your shares at any price, if at all. It is possible that the trading market in the future will continue to be "thin" or "illiquid," which could result in increased price volatility. Prices may be influenced by investors' perceptions of us and general economic conditions, as well as the market for energy generally. Until our financial performance indicates substantial success in executing our business plan, it is unlikely that there will be coverage by stock market analysts will be extended. Without such coverage, institutional investors are not likely to buy the stock. Until such time, if ever, as such coverage by analysts and wider market interest develops, the market may have a limited capacity to absorb significant amounts of trading. As the stock is a “penny stock,” there are additional constraints on the development of an active trading market – see the next risk factor.

The penny stock rule operates to limit the range of customers to whom broker-dealers may sell our stock in the market.

In general, "penny stock" (as defined in the SEC’s rule 3a51-1 under the Securities Exchange Act of 1934) includes securities of companies which are not listed on the principal stock exchanges, or the Nasdaq National Market or the Nasdaq Capital Market, and which have a bid price in the market of less than $5.00; and companies with net tangible assets of less than $2 million ($5 million if the issuer has been in continuous operation for less than three years), or which has recorded revenues of less than $6 million in the last three years.

As a "penny stock" our stock therefore is subject to the SEC’s rule 15g-9, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worth in excess of $1 million or annual incomes exceeding $200,000, or $300,000 together with their spouses, or individuals who are the officers or directors of the issuer of the securities). For transactions covered by rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. This rule may adversely affect the ability of broker-dealers to sell our stock, and therefore may adversely affect our stockholders' ability to sell the stock in the public market.

Your legal recourse as a United States investor could be limited.

The Company is incorporated under the laws of British Columbia. Most of the assets now are located in Canada. Our directors and officers and the audit firm are residents of Canada. As a result, if any of our shareholders were to bring a lawsuit in the United States against the officers, directors or experts in the United States, it may be difficult to effect service of legal process on those people who reside in Canada, based on civil liability under the Securities Act of 1933 or the Securities Exchange Act of 1934. In addition, we have been advised that a judgment of a United States court based solely upon civil liability under these laws would probably be enforceable in Canada, but only if the U.S. court in which the judgment were obtained had a basis for jurisdiction in the matter. We also have been advised that there is substantial doubt whether an action could be brought successfully in Canada in the first instance on the basis of liability predicated solely upon the United States' securities laws.

Because the risk factors referred to above, as well as other risks not mentioned above, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which ones will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

DILUTION

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

PLAN OF DISTRIBUTION

We are offering up to 100,000,000 shares of our common stock for $0.01 per share, for a total of up to $1,000,000 in gross offering proceeds, assuming all shares of common stock are sold. The minimum investment for any investor is $10,000, unless such minimum is waived by the Company, which may be done in its sole discretion on a case-by-case basis. There is no minimum offering amount, and we may sell significantly fewer shares of common stock than those offered hereby. In fact, there can be no assurances that the Company will sell any or all of the offered shares. At a closing, the proceeds will be distributed to the Company and the associated shares will be issued to investors. All proceeds we receive from the offering will be available to us for uses set forth in the “Use of Proceeds” section of this offering circular. If there are no closings, the investments for this offering will be promptly returned to investors, without deduction and without interest.

We believe that the total expenses of this offering will be $50,000, regardless of the number of shares of common stock that are sold.

Our common stock is not now listed on any U.S. national securities exchange; however, our stock is quoted on the OTC Markets Group Inc.’s OTC marketplace under the trading symbol “DIGAF”. There is currently only a limited market for our securities and there is no guarantee that a more substantial or active trading market will develop in the future. There is also no guarantee that our securities will ever trade on any listed exchange. Accordingly, our shares should be considered highly illiquid, which inhibits investors’ ability to resell their shares.

Upon this offering circular being qualified by the SEC, the Company may offer and sell shares from time to time until all of the shares registered are sold; however, this offering will terminate one year from the initial qualification date of this offering circular, unless extended or terminated by the Company. The Company may terminate this offering at any time and may also extend the offering term by 90 days.

Currently, we plan to have our director and executive officers sell the shares offered hereby on behalf of the Company on a “best-efforts” basis. They will receive no discounts or commissions. Our director and executive officers will deliver this offering circular to those persons who they believe might have interest in purchasing all or a part of this offering. The Company may generally solicit investors; however, it must abide by the “blue sky” regulations relating to investor solicitation in the states where it will solicit investors.

Our directors and officers will not register as broker-dealers under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

●
the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Securities Act, at the time of his participation;

●
the person is not at the time of their participation an associated person of a broker-dealer; and

●
the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to hold their positions as officers or directors following the completion of the offering and have not been during the past 12 months and are currently not brokers or dealers or associated with brokers or dealers. They have not nor will they participate in the sale of securities of any issuer more than once every 12 months.

As of the date of this offering circular, we have not entered into any arrangements with any selling agents for the sale of the securities; however, we may engage one or more selling agents to sell the securities in the future. If we elect to do so, we will supplement this offering circular as appropriate.

All subscription agreements and wire transfers received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s Chief Executive Officer or by specific resolution of our board of directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will arrange the delivery of the shares electronically via DWAC to the purchaser within five days upon receipt of the funds from the purchaser; otherwise purchasers’ shares will be issued and held in book-entry format at the Company’s Transfer Agent until further instruction are provided by the purchaser.

Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Regulation A Offering, most investors must comply with the 10% limitation on investment in the offering. The only investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

●
You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

●
You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase shares in this offering (please see below on how to calculate your net worth);

●
You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

●
You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares in this offering, with total assets in excess of $5,000,000;

●
You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

●
You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

●
You are a trust with total assets in excess of $5,000,000, your purchase of shares in this offering is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares in this offering; or

●
You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.  We have not yet applied for “blue sky” registration in any state, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in any state in the U.S. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

Should any fundamental change occur regarding the status of this offering or other matters concerning the Company, we will file an amendment to this offering circular disclosing such matters.

OTC Markets Considerations

The OTC Markets Group Inc. is separate and distinct from the New York Stock Exchange and Nasdaq stock market or other national exchange. Neither the New York Stock Exchange or Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers, and can delist issuers for not meeting those standards; the OTC Markets Group Inc. has limited listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and Nasdaq-listed securities.

How to Subscribe

US investors who participate in this offering will be required to transmit their funds as instructed by the Company, and then used to complete securities purchases, or returned if this offering fails to close.

Non-US investors who participate in this offering will be required to transmit their funds as instructed by the Company, and then used to complete securities purchases, or returned if this offering fails to close.

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

USE OF PROCEEDS

The Company seeks to raise gross proceeds of $1,000,000 from the sale of Securities in this Offering. The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company. All proceeds from this offering will become immediately available to us and may be used as they are accepted.

Percentage of Offering Sold	100%	75%	50%	25%
Gross Offering Proceeds	$1,000,000	$750,000	$500,000	$250,000
Use of Proceeds:
General Working Capital (1)	$880,000	$655,000	$430,000	$230,000
Legal Fees	$15,000	$15,000	$15,000	$15,000
Accounting Fees	$5,000	$5,000	$5,000	$5,000
Reserve/contingency	$100,000	$75,000	$50,000	$0
TOTAL	$1,000,000	$750,000	$500,000	$250,000

(1)As it relates to general working capital, use of proceeds will be for research and development of the Securter patent pending application that will enable fintech to be more secure with online payments for Card not Present “CNP” transactions. The Securter Agreement is attached to this Offering Statement as Exhibit 6.4.

DESCRIPTION OF BUSINESS

Overview

The Company is a British Columbia corporation, incorporated on December 28, 2000.

The Company was incorporated under the name Black Diamond Holdings Corporation. On June 26, 2007, the Company changed its name from Black Diamond Holdings Corporation to Black Diamond Brands Corporation. On November 21, 2008 the Company changed its name to Rainchief Energy Inc. and on February 19, 2015 to Bit-X Financial Corporation. On October 27, 2015 the Company changed its name to Digatrade Financial Corporation.

The Company is listed as a fully reporting issuer on the FINRA OTC.PK and trades under the symbol “DIGAF”. The Company is focused on developing blockchain technology services and building a profitable digital OTC trade desk for accredited traders and institutions seeking buyside exposure to cryptocurrency. The Company is exploring new opportunities within the sector including Initial Coin Offerings “ICO’s”, Digital Corporate Finance “DCF” and blockchain security protocol services.

In March 2015, the Company entered into an agreement with Mega Ideas Holdings Limited, dba ANX (“ANXPRO and ANX International”), a company incorporated and existing under the laws of Hong Kong. ANX owns a proprietary trading platform and provides operational support specializing in blockchain development services and exchange and transaction services for crypto-currencies e.g. Bitcoin and other digital assets. Effective October 17, 2018 the Company closed the online retail trading platform and shared liquidity order book with ANX International owing to low transaction volumes. The Company will continue to offer OTC trading for institutional customers and accredited traders while continuing to seek new opportunities within the blockchain and the financial technology sector.

On February 28, 2019 the Company executed its anticipated Definitive Agreement (“DA”) with Securter Inc., a private Canadian Corporation that is developing a proprietary, patent-pending credit card payment platform to significantly increase the security of online credit card payment processing. Securter technology reduces immense losses by financial institutions and merchants that arise from fraudulent credit card use and protects cardholder privacy by eliminating the distribution of personal information to third parties. With the current worldwide surge in online commerce expected to continue for years to come, the problem of credit card security is large and growing. The Definitive Agreement with Securter sets out that Securter’s technology will be launched and commercialized as a Digatrade subsidiary.

Organization Structure

As of the date of this report the Company has three wholly-owned subsidiaries, Digatrade Limited (a British Columbia corporation), Digatrade Limited (a Nevada corporation) and Digatrade (UK) Limited (a United Kingdom corporation).

Corporate Information

Our principal executive offices are located at 1500 West Georgia Street, Suite 1300, Vancouver, British Columbia, Canada, V6C 2Z6. Our telephone is +1(604) 200-0071. The address of our website is www.digatradefinancial.com. Information contained on or accessible through our website is not a part of this offering circular and should not be relied upon in determining whether to make an investment decision.

The Company is currently authorized to issue an unlimited number of shares of common stock without par value and 1,100,000 Class “B” Common Shares which are non-participating, voting (voting right of 1,000 votes per share) without par value. As of March 25, 2019, the Company had 230,667,223 shares of common stock and 1,100,000 shares of Class “B” Common Shares issued and outstanding.

The Company’s securities are currently quoted on the OTC Markets Group Inc.’s OTC.PK marketplace under the symbol “DIGAF.” The Company is a reporting issuer under Form 20-F (Foreign Private Issuer).

Employees

The Company currently has two officers and no employees. Employees will be added as required.

Legal Proceedings

We are not currently a party to any material legal proceedings. Although we are not currently a party any material legal proceedings, from time to time, we may be subject to various other legal proceedings and claims that are routine and incidental to our business. Although some of these proceedings may result in adverse decisions or settlements, management believes that the final disposition of such matters will not have a material adverse effect on our business, financial position, results of operations or cash flows.

DESCRIPTION OF PROPERTY

The Company does not own any real estate. The Company’s address is 1500 West Georgia Street, Suite 1300, Vancouver, British Columbia, Canada, V6C 2Z6. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

The Company is a British Columbia corporation, incorporated on December 28, 2000. The registered and corporate office is at 1500 West Georgia Street, Suite 1300, Vancouver, British Columbia, Canada, V6C 2Z6. The Company does not have an agent in the United States.

The Company was incorporated under the name Black Diamond Holdings Corporation. On June 26, 2007, the Company changed its name from Black Diamond Holdings Corporation to Black Diamond Brands Corporation. On November 21, 2008 the Company changed its name to Rainchief Energy Inc. and on February 19, 2015 to Bit-X Financial Corporation. On October 27, 2015 the Company changed its name to Digatrade Financial Corporation.

The Company is listed as a fully reporting issuer on the FINRA OTC bulletin board and trades under the symbol “DIGAF”.

The Company is focused on developing blockchain technology services and building a profitable digital asset exchange platform that allows customers to trade digital assets and crypto-currencies. The Company is exploring new opportunities within the sector including Initial Coin Offerings “ICO’s”, Digital Corporate Finance “DCF” and blockchain consulting services.

In March 2015, the Company entered into an agreement with Mega Ideas Holdings Limited, dba ANX (“ANXPRO and ANX International”), a company incorporated and existing under the laws of Hong Kong. ANX owns a proprietary trading platform and provides operational support specializing in blockchain development services and exchange and transaction services for crypto-currencies e.g. Bitcoin and other digital assets. This services agreement has been implemented and is aligned with the Company’s business model to focus on licensing, developing and branding the digital exchange trading platform along with Blockchain development services and other new developments within the sector.

Prior to the change of name on February 19, 2015, the Company was an energy exploration company focused on the identification and evaluation for acquisition of energy assets.

For the years ended December 31, 2017 and 2016 (Audited)

Results of Operations

For the years ended December 31, 2016, 2015, and 2014, the Company had net losses of $674,520, $172,969 and $557,433, respectively.

Accounting, Audit and Legal expenses increased by $59,129 from $46,523 for the year ended December 31, 2016 to $105,652 for the year ended December 31, 2017. The increase is comprised of $786 in respect of increased accounting and audit fees and $58,344 in respect of legal expenses incurred in connection with the issuance of convertible promissory notes during the year ended December 31, 2017.

Accounting, Audit and Legal expenses increased by $5,329 from $36,086 for the year ended December 31, 2015 to $41,414 for the year ended December 31, 2016. Legal fees incurred in connection with regular corporate transactions amounted to $5,108 for the year ended December 31, 2016. The Company did not incur any legal expenses during the year ended December 31, 2015.

Consulting expense for the year ended December 31, 2017 increased by $61,696 to $147,845 as compared with $86,149 for the year ended December 31, 2016, as a result of increased corporate activity. Consulting expense for the year ended December 31, 2017 increased by $10,414 to $86,149 as compared with $75,735 for the year ended December 31, 2015, also as a result of increased corporate activity.

During the year ended December 31, 2017 the Company incurred Filing and Transfer Agents Expenses in the amount of $7,866 as compared with $12,816 incurred during the year ended December 31, 2016, a decrease of $4,950, as a result of reduced filing activity during the period. Filing and Transfer Agents Fees for the year ended December 31, 2016 increased by $1,096 from $11,720 to $12,816 for the year ended December 31, 2015 as a result of increased corporate activity during that year.

During the year ended December 31, 2016 the company incurred $29,559 in Interest and Bank Charges expense as compared with $906 and $4,672 for the years ended December 31, 2015 and 2014, respectively. Of the amount incurred during the year ended December 31, 2016, $27,612 was incurred in connection with interest on a Convertible Promissory Note which was subsequently included in the debt settlement agreement concluded on December 20, 2016.

The Company did not incur any Investor Relations expenses during the years ended December 31, 2016 and 2014. During the year end December 31, 2015, the Company entered into three investor relations contracts for a total cost of $94,072. Management fees for the year ended December 31, 2017 amount to $105,000 as compared with $60,000 for the year ended December 31, 2016.

Management Fees for the year ended December 31, 2016 amounted to $60,000, unchanged from the amounts incurred during the years ended December 31, 2015.

The Company incurred Exchange Platform Development Costs in the amount of $104,591 during the year ending December 31, 2016, as compared with $111,734 incurred during the year ended December 31, 2016 and $216,315 incurred during the year ended December 31, 2015. The reduction in these costs resulted from the renegotiation of the agreement with the platform provider during 2017 and costs related to certain development projects in 2015 which were not continued in 2016 and 2017.

The Company incurred $7,137 in Administrative expenses during the year ended December 31, 2017. This amount is comprised of a bad debt written off and minor travel expenses. The Company did not incur Administrative expenses for the years ended December 31, 2016. Administrative expenses for the year ended December 31, 2015 amounted to $6,892 as the Company utilized rented office accommodation during that year and incurred $3,202 on Advertising, Promotion and Website Development.

The Company incurred a gain on foreign exchange of $40,723 for the year ended December 31, 2017, as compared with a gain on foreign exchange of $13,238 and a loss of $55,536 for the years ended December 31, 2016 and 2015, respectively. The losses and gain resulted from changes in the foreign currency exchange rates between the Canadian and US Dollars.

During the year ended December 31, 2016 the Company earned $119,600 in Coin Development Fees in connection with the joint venture agreement to develop a diamond-backed digital currency.

During the years ended December 31, 2016, the Company realized net gains on the settlement of certain debts in the amounts of $41,406. The Company did not realize net gains or incur net losses on settlement of debts in the years ending December 31, 2017 and 2015, respectively.

Financial position

As at December 31, 2017 the Company had a working capital deficiency of $782,207 as compared with a working capital deficiency of $350,388 as at December 31, 2015, a decrease of $431,819. The increase in working capital deficiency during the year ended December 31, 2017 is due to increases in Liabilities to Customers of $286,990 and current portion of Convertible Promissory Notes of $1,070,096, offset by Increases of $379,955 in Cash at Bank, $281,445 in Accounts Receivable, $6,672 in GST Receivable and $153,311 in Prepaid Expenses.

Liquidity and Capital Resources

During the year ended December 31, 2017 the Company raised $1,462,122 by the issuance of Convertible Promissory Notes (year ended December 31, 2016 -$57,098) and re-paid a convertible Promissory Notes in the amount of $130,498 (year ended December 31, 2016 - $Nil).

The Company raised $103,779 by the issuance of Common Shares during the year ended December 31, 2017. The Company did not complete any private placements during the year ended December 31, 2016.

Changes in working capital accounts during the year ended December 31, 2017 provided $258,322 (year ended December 31, 2015 provided $75,969).

During the year ended December 31, 2017, the Company used cash in the amount of $693,347 to fund the Company's continuing operations (year ended December 31, 2016 – $196,218).

Significant Accounting Policies

The Company’s critical accounting estimates are described in the Company’s 2017 Consolidated Annual Financial Statements.

For the three and nine months ending September 30, 2018 (unaudited)

Results of Operations

For the three and nine months ended September 30, 2018 the Company had net losses of $85,572 and $650,672; as compared with net losses of $246,472 and $346,873 for the three and nine months ended September 30, 2017.

Accounting, Audit and Legal expenses for the three and nine months ended September 30, 2018 amounted to $21,703 and $59,914, respectively; as compared with $23,593 and $43,193 for the three and nine months ended September 30, 2017. Legal expenses incurred during the three and nine months ended September 30, 2018 amounted to $3,904 and $29,562, respectively, as compared with $13,793 incurred during the three and nine months ended September 30, 2017. The Legal Expenses were incurred in connection with the issuance of Convertible Promissory Notes. Accounting and Audit expenses for the three and nine months ended September 30, 2018 were essentially unchanged as compared with the same periods in the previous year.

Finders Fees incurred in connection with the issuance of certain Convertible Promissory Notes amounted to $26,881 and $86,697 for the three and nine months ended September 30, 2018. The Company did not incur any Finders Fees during the corresponding periods in 2017.

Consulting Expense decreased by $21,256 from $63,094 for the nine months ended September 2017 to $41,838 for the three months ended September 30, 2018, but increased by $107,016 from $108,094 for the nine months ended September 30, 2017 to $215,110 for the nine months ended September 30, 2018 as compared with $45,000 incurred during the nine months ended September 30, 2017. The increase resulted from additional consulting services procured by the Company during the three and nine months ended September 30, 2018.

Filing and Transfer Agents Fees for the three and nine months ended September 30, 2018 amounted to $4,341 and $16,168 respectively; as compared with $1,592 and $9,458 incurred during three and nine months ended September 30, 2017. The increases of $2,749 and $6,710 for the three and nine months ended September 30, 2018, respectively, as compared with the three and nine months ended September 30, 2017, respectively, resulted from relative levels of corporate filing activity during the periods under review.

Management fees for the three and nine months ended September 30, 2018 amounted to $30,000 and $90,000, respectively, an increase of $15,000 as compared with three and nine months ended September 30, 2017. The increase resulted from additional fees paid to a company controlled by a Director and Officer of the Company.

The Company incurred Interest and Bank charges during the three and nine months ending September 30, 2018 of $17,737 and $70,091 respectively. These amounts are comprised of interest charged on Convertible Promissory Notes. The Company did not incur any interest on Convertible Promissory Notes during the three and nine months ending September 30, 2017.

The Company incurred Project Development Costs in the amount $102,683 during the nine months ended September 30, 2018, respectively, as compared with $56,708 incurred during the three months ended September 30, 2017 and $60782 incurred during the nine months ended September 30, 2017. The increase resulted from additional expenditures relating to the development of a mobile application.

The Company realized a gain on foreign exchange of $56,171 for the three months ended September 30, 2018 but recorded a loss of $2,766 for the nine months ended September 30, 2018, as compared to losses on foreign exchange of $15,528 and $37,326 for the three and nine months ended September 30, 2017, respectively. The losses resulted from changes in the foreign currency exchange rate between the Canadian and US Dollars.

Financial position

The Company had a working capital deficiency of $151,759 as at September 30, 2018, as compared with a working capital deficiency of $782,107 as at December 31, 2017; a decrease of $630,348.

The increase in working capital deficiency of $105,416 during the nine months ended September 30, 2018 was due to decreases in Cash at Bank of $13,718 Accounts Receivable of $153,377, Prepaid Expenses of $58,069 and increases in Accounts payable of $55,165; offset by increases in Current Portion of Convertible Promissory Notes Payable of $713,901, GST Recoverable of $6,214 and Liabilities to customers of $190,562

Liquidity and Capital Resources

Sources of Cash

During the nine months ended September 30, 2018, the Company raised $443,597 through the issuance of Convertible Promissory Notes.

Uses of Cash

The use of cash during the nine months ended September 30, 2018 were $425,600 to fund operations and changes in the Company's net working capital and $31,715 to repay a portion of a Convertible Promissory Note.

New Accounting Standards Not Yet Adopted

The accounting standard, amendment, and interpretation listed below is issued but not yet effective up to the date of issuance of the Company’s consolidated financial statements. The Company intends to adopt the following standard and interpretation, if applicable, when it becomes effective. The Company has not yet determined the impact of this standard on its consolidated financial statements.

IFRS 16 – Leases

IFRS 16 provides a single lessee accounting model, requiring the recognition of assets and liabilities for all leases, unless the least term is 12 months or less or the underlying asset has a low value. Lessor accounting remains largely unchanged from IAS 17 and the distinction between operating and finance leases is retained. The standard is effective for annual periods beginning on or after January 1, 2019.

Off Balance Sheet Arrangements

The Company has not entered into any material off-balance sheet arrangements such as guarantee contracts, contingent interests in assets transferred to unconsolidated entities, derivative financial obligations, or with respect to any obligations under a variable interest equity arrangement.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Our directors and executive officers are as follows:

Name	Position	Age	Term of Office
Brad J. Moynes	President, Chief Executive Officer and Chairman of the Board	48	December 2000-Present
James Romano	Director	62	October 24, 2018 - Present
Tyrone Docherty	Director	58	July 10, 2016-Present
Timothy Delaney	Director	65	November 20, 2018 - Present

Brad J. Moynes: Mr.  Moynes has worked in the public markets and business management since 2000 offering services to private and public companies in sectors including Financial Technology, Internet Commerce, Online Security, Payment Processing, Software Development, Mining & Energy.  Mr. Moynes has held titles including CEO, President & Director.  Currently the President & CEO of Digatrade Financial Corp (a company developing more secure fintech for online payments including card not present "CNP" transactions).  Areas of expertise include corporate finance with funding mechanisms successfully raising over $25.0m.

Tyrone Docherty: Current CEO of Deer Horn Capital “DHC” and former President & CEO of Quinto Mining Inc., where with limited resources in a difficult market he raised more than $30 million and advanced a Quebec iron ore property to a viable project. Sold Quinto to Consolidated Thompson Iron Mines in June 2008 for a share value equal to $175M. Consolidated Thompson eventually sold to Cliffs Resources for $4.9B. From 2012 to 2018, Tyrone was Director and Chairman of Mason Graphite Inc. Mr. Docherty has worked in the financial and minerals markets for over 30 years.

James Romano: James Romano’s career spans over three decades of successful management of small to medium sized businesses in Canadian and US markets, providing corporate strategy, branding, and structuring, and successfully raising of capital in venture markets.  From 2006 to 2009, Mr. Romano served as Officer and Director of Exterra Energy Inc., an oil and gas company based in Houston, Texas, where he successfully led the Company to trade in the US public markets.  Exterra completed a leveraged buyout of the 11th largest operator in the Barnett Shale.  Previous to this, he founded Horizon Industries Ltd., a junior exploration and production oil and gas company.  As President and Director, he led Horizon through formation to production, listing on the TSX Venture Exchange, securing capital for acquisitions, and establishing operations in Canada and the US.

Timothy G. Delaney: Mr. Delaney graduated with a B. Comm (1979) from the University of British Columbia. He has been active in commercial real estate in both sales and development. He also has extensive experience in corporate filings and due diligence of public companies. From 2003 to 2014 he was the founder, principal, and managing partner for the day to day operations of a retail company with sales in excess of $6,000,000.

Family Relationships

There are no family relationships among and between the issuer’s directors, officers, persons nominated or chosen by the issuer to become directors or officers, or beneficial owners of more than ten percent of any class of the issuer’s equity securities.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter, control person or significant employee has been involved in the last five years in any of the following:

●
Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

●
Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

●
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

●
Being found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated,

●
Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity,

●
Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity, or

●
Administrative proceedings related to their involvement in any type of business, securities, or banking activity.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the compensation paid to the executive officers of the Company in each of the years ended December 31, 2017, 2016 and 2015.  The table includes compensation paid for service by such persons to subsidiaries. All amounts are stated in US dollars.

		Annual Compensation			Long Term Compensation
					Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Current Principal Position	Year	Management Fees	Bonus	Other	Restricted Stock Awards	Options or SAR's	LPIT Payouts	All Other Compensation
		(US$)	(US$)	(US$)	(US$)	#	(US$)	(US$)
Brad J. Moynes,	$2017	$80,987	$-	$-	$-	-	$-	$-
President	2016	$45,298	$-	$-	$-	-	$-	$-
	2015	$46,986	$-	$-	$-	-	$-	$-

Executive Compensation Plans and Employment Agreements

Management Agreements

No management agreements were entered into for the period commencing January 1, 2017 to December 31, 2017.

Equity Compensation Plans; Outstanding Equity Awards

Effective December 31, 2010, our Board of Directors adopted the 2010 Stock Option Incentive Plan (“the Stock Option Plan”). The purpose of the Stock Option Plan is to enhance the long-term stockholder value of the Company by offering opportunities to directors, officers, key employees and eligible consultants of the Company to acquire and maintain stock ownership in the Company, in order to give these persons the opportunity to participate in the Company's growth and success, and to encourage them to remain in the service of the Company. A maximum of 10% of the issued and outstanding shares of common stock are available for issuance under the Stock Option Plan. As of March 25, 2019, 10,000,000 stock options were outstanding with an exercise price of US$0.006.

Director Compensation

During the most recently completed fiscal year, there are no arrangements (standard or otherwise) under which directors of the Company were compensated by the Company or its subsidiaries for services rendered in their capacity as directors, nor were any amounts paid to the directors for committee participation or special assignments.  There were no arrangements under which the directors would receive compensation or benefits in the event of the termination of that office.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership, as of March 25, 2019, of our shares of stock by each person known by us to be the beneficial owner of more than 10% of our outstanding voting stock, our executive officers and director as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Name	No. of Shares of Common Stock	Percentage of outstanding (1)
Brad J. Moynes	22,504,000	9.76%
Tyrone Docherty	250,000	0.001%
James Romano	0	0%
Timothy Delaney	0	0%
All Officers and Directors as a Group (4 persons)	22,754,000	9.8%

Name	No. of Shares of Class B Common Stock	Percentage of outstanding(1)
Brad Moynes	1,100,000	100%

(1) Based on 230,667,223 shares of common stock and 1,100,000 shares of Class B common stock as at March 25, 2019.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Except as described within the section entitled “Executive Compensation of Directors and Officers” in this offering circular, the Company had the following transactions with “Related Persons,” as that term is defined in item 404 of Regulation SK, which includes, but is not limited to:

●
any of our directors or officers;

●
any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

●
any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

Management fees paid in advance to a Company Controlled by Director and Officer

As at September 30, 2018, the Company had $96,902 (December 31, 2017 - $55,573) in prepaid management fees to a company controlled by a Director and Officer of the Company.

Trade and Other Payables

As at December 31, 2017, the Company had $Nil (2016 - $36,177) in trade and other payables owed to key management personnel. The amounts owed to key management personnel arose from outstanding management fees and are non-interest bearing, unsecured, and have no specified terms of repayment.

Promissory Notes

During the year ended December 31, 2017, the Company repaid Promissory Notes in the amount of $90,529, (including US$31,200) to a company controlled by a Director (also an officer) of the Company Included in Convertible Promissory Notes as at December 31, 2017, was $Nil (2016 – $89,364 including US$31,200) owed to a company controlled by a Director (also an officer) of the Company.

During the year ended December 31, 2017, the Company settled a Promissory Note owed to a company controlled by a former officer of the Company in the amount $69,205 (US$50,000) by the issuance of 1,000,000 shares of Common Stock.

Included in Convertible Promissory Notes as at December 31, 2017, was $Nil (2016 – $67,135 including
US$50,000) owed to a company controlled by a former officer of the Company.
Compensation of Key Management Personnel

The Company incurred management fees for services provided by key management personnel for the years ended December 31, 2017, 2016 and 2015, as described below.

Management Fees
	2017	2016	2015
	$	$	$
Management Fees	105,000	60,000	60,000
Share-Based Payments	-	-	-

	105,000	60,000	60,000

The Company incurred management fees for services provided by key management personnel for the three and nine months ended September 30, 2018 and 2017 as described below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Management Fees	$30,000	$15,000	$90,000	$45,000

During the year ended December 31, 2017, the Company incurred consulting fees for services provided by a director of the Company. The fees were settled by a cash payment of $6,296 (US$5,000).

SECURITIES BEING OFFERED

This offering circular relates to the sale of up to 100,000,000 shares of our common stock by the Company at a price of $0.01 per share, for total offering proceeds to the Company of up to $1,000,000 if all offered shares are sold. There is no minimum offering amount. The minimum amount established for investors is $10,000, unless such minimum is waived by the Company, in its sole discretion. All funds raised by the Company from this offering will be immediately available for the Company’s use.

The Company is currently authorized to issue an unlimited number of shares of common stock without par value and 1,100,000 Class “B” Common Shares which are non-participating, voting (voting right of 1,000 votes per share) without par value. As of March 25, 2019, the Company had 230,667,223 shares of common stock and 1,100,000 shares of Class “B” Common Shares issued and outstanding.

Except as it relates to Class “B” Common Shares, all holders of common stock have equal voting rights, equal rights to dividends when and if declared, and equal rights to share in assets upon liquidation of the corporation.  The common shares are not subject to any redemption or sinking fund provisions.  Directors serve from year to year, there being no provision for a staggered board; cumulative voting for directors is not allowed.  Between annual general meetings, the existing board can appoint one or more additional directors to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting.  All issued and outstanding shares are fully paid and non-assessable securities.

In order to change the rights of the holders of common stock, the passing of a special resolution by such shareholders is required, being the affirmative vote of not less than 2/3 of the votes cast in person or by proxy at a duly called meeting of shareholders.

An annual meeting of shareholders must be called by the board of directors not later than 15 months after the last annual meeting.  The board at any time may call a special meeting of shareholders.  Notice of any meeting must be sent not less than 21 and not more than 50 days before the meeting, to every shareholder entitled to vote at the meeting.  All shareholders entitled to vote are entitled to be present at a shareholders meeting.  A quorum is the presence in person or by proxy of the holders of at least 5% of the issued and outstanding shares of common stock.

Except under the Investment Canada Act, there are no limitations specific to the rights of non-Canadians to hold or vote our shares under the laws of Canada or our charter documents.  The Investment Canada Act ("ICA") requires a non-Canadian making an investment which would result in the acquisition of control of a Canadian business, the gross value of the assets of which exceed certain threshold levels or the business activity of which is related to Canada's cultural heritage or national identity, to either notify, or file an application for review with, Investment Canada, the federal agency created by the ICA.  The notification procedure involves a brief statement of information about the investment on a prescribed form which is required to be filed with Investment Canada by the investor at any time up to 30 days after implementation of the investment.  It is intended that investments requiring only notification will proceed without intervention by government unless the investment is in a specific type of business related to the scope of the ICA.  If an investment is reviewable under the ICA, an application for review in the prescribed form normally is required to be filed with Investment Canada before the investment is made and it cannot be implemented until completion of review and Investment Canada has determined that the investment is likely to be of net benefit to Canada.  If the agency is not so satisfied, the investment cannot be implemented if not made, or if made, it must be unwound.

Market Price, Dividends, and Related Stockholder Matters

Our securities are not traded on a national exchange, but are quoted on the OTC Markets Group, Inc.’s OTC.PK marketplace. There is only a limited market for our securities.

The last sale price of the Company’s common stock on March 25, 2019 was $0.0104 per share.

The Company has approximately 109 beneficial shareholders of record at March 25, 2019.  The number of shareholders holding securities beneficially through street name nominees, as reflected in the record position of Cede & Co. and other intermediaries, is approximately 86.48%

On February 14, 2019, we entered into an agreement with Pikeminnow Funding LLC, a Colorado limited liability company, which allows Pikeminnow Funding, LLC to purchase up to $1.0 million of our common stock, subject to the qualification of this offering.  As such, none of our securities have been sold under such agreement to date.

Effective December 31, 2010, our Board of Directors adopted the 2010 Stock Option Incentive Plan (“the Stock Option Plan”). The purpose of the Stock Option Plan is to enhance the long-term stockholder value of the Company by offering opportunities to directors, officers, key employees and eligible consultants of the Company to acquire and maintain stock ownership in the Company, in order to give these persons the opportunity to participate in the Company's growth and success, and to encourage them to remain in the service of the Company. A maximum of 10% of the issued and outstanding shares of common stock are available for issuance under the Stock Option Plan. As of March 25, 2019, 10,000,000 stock options were outstanding with an exercise price of US$0.006.

The Company has not paid any dividends on its common shares. The Company has no present intention of paying dividends on its common shares as it anticipates that all available funds will be invested to finance the growth of its business.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our charter documents contain provisions which allow the Company to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

FINANCIAL STATEMENTS

Annual Report for years ended December 31, 2017 and 2016

Unaudited Interim Consolidated Financial Statements as of September 30, 2018

Notice of No Auditor Review of Interim Consolidated Financial Statements	52

Unaudited Interim Consolidated Balance Sheets	53

Unaudited Interim Consolidated Statement of Equity	54

Unaudited Interim Consolidated Statements of Operations and Deficit	55

Unaudited Interim Consolidated Statements of Cash Flows	56

Notes to the Unaudited Interim Consolidated Financial Statements	57

Management’s Responsibility for Financial Reporting

These consolidated financial statements have been prepared by and are the responsibility of the management of the Company. The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards, using management’s best estimates and judgments based on currently available information. When alternative accounting methods exist, management has chosen those it considers most appropriate in the circumstances.

The Company maintains an appropriate system of internal controls to provide reasonable assurance that financial information is accurate and reliable and that the Company’s assets are appropriately accounted for and adequately safeguarded.

The Company’s independent auditors, WDM Chartered Professional Accountants, were appointed by the shareholders to conduct an audit in accordance with generally accepted auditing standards in Canada and the Public Company Accounting Oversight Board (United States) and their report follows.

“Bradley J. Moynes”
President, CEO and Director

“Tyrone Docherty”
Director

WDM Chartered Professional Accountants

Independent Auditors' Report

To the Shareholders of:
DIGATRADE FINANCIAL CORP.

SERVICE

INTEGRITY

TRUST

We have audited the accompanying consolidated financial statements of Digatrade Financial Corp. and its subsidiaries, which comprise the consolidated statements of financial position as at December 31, 2017 and 2016, the consolidated statements of changes in shareholders' deficiency, comprehensive loss, and cash flows for the years ended December 31, 2017, 2016, and 2015, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal controls relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal controls. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Digatrade Financial Corp. and its subsidiaries as at December 31, 2017 and 2016, and their financial performance and their cash flows for the years ended December 31, 2017, 2016, and 2015, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Emphasis of Matter – Going Concern

In forming our opinion, which is not qualified, we have considered the adequacy of the disclosures made in Note 1 to the consolidated financial statements concerning the ability of Digatrade Financial Corp. and its subsidiaries to continue as a going concern. The company incurred a net loss of $674,520 during the year ended December 31, 2017, and as of that date, had accumulated losses of $5,176,116 since inception and working capital deficiency of $782,107. These conditions, along with the other matters explained in Note 1 to the consolidated financial statements, indicate the existence of material uncertainties that raise substantial doubt about the company's ability to continue as a going concern. The financial statements do not include the adjustments that would result if Digatrade Financial Corp. and its subsidiaries were unable to continue as a going concern.

WDM

Chartered Professional Accountants

Vancouver, B.C., Canada
April 27, 2018

SUITE 420
1501 WEST BROADWAY
VANCOUVER, BRITISH COLUMBIA
CANADA V6J 4Z6

TEL: (604) 734-3247
FAX: (604) 734-4802
WWW.WDMCA.COM

WDM

DIGATRADE FINANCIAL CORP.
Consolidated Statements of Financial Position
(Expressed in Canadian Dollars)

	Note	December 31, 2017	December 31, 2016
		$	$
ASSETS

CURRENT
Cash		494,443	114,488
Accounts Receivable	5	297,309	15,864
GST Recoverable		9,044	2,372
Prepaid Expenses	6	159,312	6,001

		960,108	138,725

LIABILITIES

CURRENT
Trade and Other Payables	7	150,213	254,197
Liabilities to Customers	8	297,309	10,319
Convertible Promissory Notes – Current Portion	9	1,294,693	224,597

		1,742,215	489,113

Convertible Promissory Notes	9	287,802	170,776

Total Liabilities		2,030,017	659,889

SHAREHOLDERS' DEFICIENCY

Share Capital	10	4,106,207	3,645,457
Share Subscriptions Received	10(b)(v)	-	334,975
Deficit		(5,176,116)	(4,501,596)

		(1,069,909)	(521,164)

		960,108	138,725

Nature and Continuance of Operations (Note 1)
Subsequent Events (Note 17)

The accompanying notes are an integral part of these consolidated financial statements.

Approved on behalf of the Board:

“Bradley J. Moynes”	“Tyrone Docherty”
President, Chief Executive Officer and Director	Director

DIGATRADE FINANCIAL CORP.
Consolidated Statements of Changes in Shareholders’ Deficiency
For the Years Ended December 31, 2017, 2016, and 2015
(Expressed in Canadian Dollars)

	Note	Number of Common Shares	Number of Class “B” Common Shares	Share Capital	Share Subscriptions Received	Share Purchase Warrant Reserve	Deficit	Total Shareholders’ Deficiency
				$	$	$	$	$
Balance, December 31, 2014		1,622,150	-	3,241,848	-	18,600	(3,789,794)	(529,346)

Share Issued for Cash	10(b)(ii),(iii)	5,000	-	32,000	25,998	-	-	57,998
Shares Issued for Services	10(c)(i)	34,000	-	85,000	-	-	-	85,000
Fair Value of Share Purchase Warrants Expired		-	-	-	-	(18,600)	18,600	-
Net Comprehensive Loss		-	-	-	-	-	(557,433)	(557,433)

Balance, December 31, 2015		1,661,150	-	3,358,848	25,998	-	(4,328,627)	(943,781)

Shares Issued in Settlement of Debts	10(b)(iv)	41,000,000	-	276,983	-	-	-	276,983
Shares Issued for Services	10(c)(ii)	250,000	-	15,000	-	-	-	15,000
Shares Held in Escrow and Returned to Treasury	10(e)	(1,500)	-	(5,374)	-	-	-	(5,374)
Shares Subscriptions Received, Net of Issuance Costs	10(b)(v)	-	-	-	308,977	-	-	308,977
Net Comprehensive Loss		-	-	-	-	-	(172,969)	(172,969)

Balance, December 31, 2016		42,909,650	-	3,645,457	334,975	-	(4,501,596)	(521,164)

Shares Issued	10(b)(v)	2,500,000	-	334,975	(334,975)	-	-	-
Shares Issued in Settlement of Debts	10(b)(iii),(vi)	4,000,000	-	103,779	-	-	-	103,779
Shares Issued for Cash	10(b)(vii)	-	100,000	100	-	-	-	100
Shares Issued for Services	10(c)(iii)	250,000	-	21,896	-	-	-	21,896
Shares Held in Trust	10(e)	1,500	-	-	-	-	-	-
Net Comprehensive Loss		-	-	-	-	-	(674,520)	(674,520)

Balance, December 31, 2017		49,661,150	100,000	4,106,207	-	-	(5,176,116)	(1,069,909)

Authorized Share Capital (Note 10(a))
Share Consolidation (Note 10(b)(i))

The accompanying notes are an integral part of these consolidated financial statements.

DIGATRADE FINANCIAL CORP.
Consolidated Statements of Comprehensive Loss
For the Years Ended December 31, 2017, 2016, and 2015
(Expressed in Canadian Dollars)

	Note	2017	2016	2015
		$	$	$
EXPENSES
Accounting, Audit, and Legal		105,652	46,523	36,084
Consulting	13(b)(ii)	138,192	86,149	75,735
Depreciation		-	432	173
Exchange Platform Development Costs	11(a)	104,591	111,734	216,315
Filing and Transfer Agent Fees		7,866	12,816	11,720
Financing Finders’ Fees	11(b)	109,033	-	-
Interest and Bank Charges		30,669	29,559	906
Investor Relations	10(c)(i)	107,103	-	94,072
Management Fees	13(b)(i)	105,000	60,000	60,000
Office		7,137	-	6,892

		715,243	347,213	501,897

LOSS BEFORE OTHER ITEMS		(715,243)	(347,213)	(501,897)

Foreign Exchange Gain (Loss)		40,723	13,238	(55,536)
Coin Development Fee Income		-	119,600	-
Gain on Settlement of Debts	9(b)	-	41,406	-

NET LOSS FOR THE YEAR		(674,520)	(172,969)	(557,433)

Other Comprehensive Income		-	-	-

NET COMPREHENSIVE LOSS FOR THE YEAR		(674,520)	(172,969)	(557,433)

POST-SHARE CONSOLIDATION	10(b)(i)

Basic and Diluted Loss per Share		(0.01)	(0.01)	(0.34)

Weighted Average Number of Shares Outstanding		45,281,568	13,620,813	1,636,518

The accompanying notes are an integral part of these consolidated financial statements.

DIGATRADE FINANCIAL CORP.
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2017, 2016, and 2015
(Expressed in Canadian Dollars)

	Note	2017	2016	2015
		$	$	$
CASH PROVIDED BY (USED IN):

OPERATING ACTIVITIES

Net Loss for the Year		(674,520)	(172,969)	(557,433)

Non-Cash Items
Depreciation		-	432	173
Expenses Paid by An Arm’s Length Party		-	8,569	-
Shares Issued for Services		21,896	15,000	85,000
Unrealized Foreign Exchange (Gain) Loss		(40,723)	(15,873)	56,822
Amortization of Prepaid Expenses		-	10,029	-
Gain on Settlement of Debts		-	(41,406)	-

		(693,347)	(196,218)	(415,438)

Change in Non-Cash Working Capital Accounts	12	(258,322)	(75,969)	75,918

		(951,669)	(272,187)	(339,520)

FINANCING ACTIVITIES

Shares Issued for Cash		-	-	32,000
Shares Subscriptions Received		-	334,975	25,998
Shares Returned to Treasury		-	(5,374)	-
Net Proceeds on Issuance of Promissory Notes		1,462,122	57,098	281,638
Promissory Notes Repaid		(130,498)	-	-

		1,331,624	386,699	339,636

INCREASE IN CASH		379,955	114,512	116

Cash (Bank Indebtedness), Beginning of the Year		114,488	(24)	(140)

CASH (BANK INDEBTEDNESS), END OF THE YEAR		494,443	114,488	(24)

Supplemental Cash Flow Information (Note 12)

The accompanying notes are an integral part of these consolidated financial statements.

DIGATRADE FINANCIAL CORP.
Notes to the Consolidated Financial Statements
December 31, 2017 and 2016
(Expressed in Canadian Dollars)

NOTE 1 – NATURE AND CONTINUANCE OF OPERATIONS

The Company was incorporated on December 28, 2000, under the Company Act of the Province of British Columbia, Canada. On February 19, 2015, the Company changed its name from Rainchief Energy Inc. to Bit-X Financial Corporation. On October 27, 2015, the Company changed its name from Bit-X Financial Corporation to Digatrade Financial Corp. The Company is focused on increasing scale, further development and branding a digital asset (decentralized blockchain based crypto-currency) exchange platform.

In March 2015, the Company entered into an agreement with Mega Ideas Holdings Limited, dba ANX (“ANX”), a company incorporated and existing under the laws of Hong Kong. ANX owns and operates a technology platform and provides operational and technology support specializing in blockchain applications and crypto-currency exchange services. In addition, they provide transaction and settlement services, debit card solutions along with blockchain development services.

This services agreement is in line with the Company’s business model restructuring which is to focus on licensing, developing, and branding a digital exchange trading platform and peer-to-peer electronic payment processing network.

The head office, principal address, and records office of the Company are located at 1500 West Georgia Street, Suite 1300, Vancouver, British Columbia, Canada, V6C 2Z6.

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards on the basis that the Company is a going concern and will be able to meet its obligations and continue its operations for its next fiscal year. Several conditions as set out below cast uncertainties on the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon the financial support from its creditors, shareholders, and related parties, its ability to obtain financing for its development projects, and upon the attainment of future profitable operations.

The Company has not yet achieved profitable operations and has accumulated losses of $5,176,116 since inception and working capital deficiency of $782,107 as at December 31, 2017; accordingly, the Company will need to raise additional funds through future issuance of securities or debt financing. Although the Company has raised funds in the past, there can be no assurance the Company will be able to raise sufficient funds in the future, in which case the Company may be unable to meet its obligations as they come due in the normal course of business. It is not possible to predict whether financing efforts will be successful or if the Company will attain a profitable level of operations.

The current cash resources are not adequate to pay the Company’s accounts payable and to meet its minimum commitments at the date of these consolidated financial statements, including planned corporate and administrative expenses, and other project implementation costs, accordingly, there is significant doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not give effect to adjustments that would be necessary to the carrying amounts and classifications of assets and liabilities should the Company be unable to continue as a going concern.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

a)
Basis of Presentation

These consolidated financial statements have been prepared on a historical cost basis except for financial instruments classified as available-for-sale that have been measured at fair value. Cost is the fair value of the consideration given in exchange for net assets.

b)
Statement of Compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

These consolidated financial statements were approved and authorized for issue by the Board of Directors on April 27, 2018.

c)
Basis of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries (collectively, the “Company”). Intercompany balances and transactions are eliminated in preparing the consolidated financial statements. The following companies have been consolidated within these consolidated financial statements:

Entity	Country of Incorporation	Holding	Functional Currency

Digatrade Financial Corp.	Canada	Parent Company	Canadian Dollar
Digatrade Limited	Canada	100%	Canadian Dollar
Digatrade (UK) Limited	United Kingdom	100%	Pounds Sterling
Digatrade Limited	USA	100%	US Dollar

The Company’s former subsidiaries, Jaydoc Capital Corp. and Rainchief Renewable-1 S.R.L., were de-registered during the year ended December 31, 2015.

d)
Foreign Currency

These consolidated financial statements are presented in Canadian dollars, which is also the functional currency of the parent company. Each subsidiary determines its own functional currency (Note 2(c)) and items included in the financial statements of each subsidiary are measured using that functional currency.

i)
Transactions and Balances in Foreign Currencies

Foreign currency transactions are translated into the functional currency of the respective entity using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the re-measurement of monetary items at year-end exchange rates are recognized in profit or loss.

Non-monetary items measured at historical cost are translated using the exchange rate at the date of the transaction and are not retranslated. Non-monetary items measured at fair value are translated using the exchange rate at the date when fair value was determined.

ii)
Foreign Operations

On consolidation, the assets and liabilities of foreign operations are translated into Canadian dollars at the exchange rate prevailing at the reporting date and their revenues and expenses are translated at exchange rates prevailing at the dates of the transactions. The exchange differences arising on the translation are recognized in other comprehensive income and accumulated in the currency translation reserve in equity. On disposal of a foreign operation, the component of other comprehensive income relating to that particular foreign operation is recognized in earnings and recognized as part of the gain or loss on disposal.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

e)
Financing and Finder’s Fees

Financing and finder’s fees relating to financial instruments with a term of one year or less are expensed in the period incurred. For financial instruments with a term of over one year, the fees are netted against the financial instruments and amortized over the term of the financial instruments.

f)
Share Capital

The Company records proceeds from share issuances, net of commissions and issuance costs.  Shares issued for other than cash consideration are valued at the quoted price on the Over-the-Counter Bulletin Board in the United States based on the earliest of: (i) the date the shares are issued, and (ii) the date the agreement to issue the shares is reached.

g)
Share-Based Payments

The fair value method of accounting is used for share-based payment transactions. Under this method, the cost of stock options and other share-based payments is recorded based on the estimated fair value using the Black-Scholes option-pricing model at the grant date and charged to profit over the vesting period. The amount recognized as an expense is adjusted to reflect the number of equity instruments expected to vest.

Upon the exercise of stock options and other share-based payments, consideration received on the exercise of these equity instruments is recorded as share capital and the related share-based payment reserve is transferred to share capital. The fair value of unexercised equity instruments are transferred from reserve to retained earnings upon expiry.

h)
Revenue Recognition

Revenue is comprised of consulting fees and commissions earned on trades executed on the digital currency trading platform. Consulting fee income is recognized as the consulting services are provided. Commission is considered earned when a trade is completed by the Company’s customers. As the platform is not yet fully live, commissions and consulting fees earned have been accounted for as a recovery of development costs incurred.

i)
Loss per Share

Basic loss per share is calculated by dividing net loss by the weighted average number of common shares issued and outstanding during the reporting period. Diluted loss per share is the same as basic loss per share, as the issuance of shares on the exercise of stock options and share purchase warrants is anti-dilutive. The loss per share in prior periods has been adjusted to take into account the consolidation of the Company’s common stock on June 8, 2016 (Note 10(b)(i)).

j)
Income Taxes

Tax expense recognized in profit or loss comprises the sum of deferred tax and current tax not recognized in other comprehensive income or directly in equity.

i)
Current Income Tax

Current income tax assets and liabilities comprise those claims from, or obligations to, fiscal authorities relating to the current or prior reporting periods that are unpaid at the reporting date. Current tax is payable on taxable profit, which differs from profit or loss in the consolidated financial statements. Calculation of current tax is based on tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

ii)
Deferred Income Tax

Deferred income taxes are calculated using the liability method on temporary differences between the carrying amounts of assets and liabilities and their tax bases. Deferred tax assets and liabilities are calculated, without discounting, at tax rates that are expected to apply to their respective period of realization, provided they are enacted or substantively enacted by the end of the reporting period. Deferred tax liabilities are always provided for in full.

Deferred tax assets are recognized to the extent that it is probable that they will be able to be utilized against future taxable income. Deferred tax assets and liabilities are offset only when the Company has a right and intention to offset current tax assets and liabilities from the same taxation authority.

Changes in deferred tax assets or liabilities are recognized as a component of tax income or expense in profit or loss, except where they relate to items that are recognized in other comprehensive income or directly in equity, in which case the related deferred tax is also recognized in other comprehensive income or equity, respectively.

k)
Financial Instruments

Financial assets and financial liabilities are recognized when the Company becomes a party to the contractual provisions of the financial instrument.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities classified at fair value through profit or loss) are added to, or deducted from, the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities classified at fair value through profit or loss are recognized immediately in profit or loss.

Financial assets and financial liabilities are measured subsequently as described below. The Company does not have any derivative financial instruments.

i)
Financial Assets

For the purpose of subsequent measurement, financial assets other than those designated and effective as hedging instruments are classified into the following categories upon initial recognition:

●
Financial assets at fair value through profit or loss;

●
Loans and receivables;

●
Held-to-maturity investments; and

●
Available-for-sale financial assets.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

k)
Financial Instruments (Continued)

i)
Financial Assets (Continued)

The category determines subsequent measurement and whether any resulting income and expense is recognized in profit or loss or in other comprehensive income.

All financial assets except for those at fair value through profit or loss are subject to review for impairment at least at each reporting date. Financial assets are impaired when there is any objective evidence that a financial asset or a group of financial assets is impaired. Different criteria to determine impairment are applied for each category of financial assets, which are described below.

●
Financial assets at fair value through profit or loss – Financial assets at fair value through profit or loss include financial assets that are either classified as held for trading or that meet certain conditions and are designated at fair value through profit or loss upon initial recognition. All derivative financial instruments fall into this category, except for those designated and effective as hedging instruments. Assets in this category are measured at fair value with gains or losses recognized in profit or loss. The Company’s cash falls into this category of financial instruments.

●
Loans and receivables – Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. After initial recognition, these are measured at amortized cost using the effective interest method less any provision for impairment. Discounting is omitted where the effect of discounting is immaterial. The Company’s accounts receivable falls into this category of financial instruments.

●
Held-to-maturity investments – Held-to-maturity investments are non-derivative financial assets with fixed or determinable payments and fixed maturity, other than loans and receivables. Investments are classified as held-to-maturity if the Company has the intention and ability to hold them until maturity. The Company currently does not hold financial assets in this category.

Held-to-maturity investments are measured subsequently at amortized cost using the effective interest method. If there is objective evidence that the investment is impaired as determined by reference to external credit ratings, then the financial asset is measured at the present value of estimated future cash flows. Any changes to the carrying amount of the investment, including impairment losses, are recognized in profit or loss.

●
Available-for-sale financial assets – Available-for-sale financial assets are non-derivative financial assets that are either designated to this category or do not qualify for inclusion in any of the other categories of financial assets. The Company currently does not hold financial assets in this category. Available-for-sale financial assets are measured at fair value. Gains and losses are recognized in other comprehensive income and reported within the available-for-sale reserve within equity, except for impairment losses and foreign exchange differences on monetary assets, which are recognized in profit or loss. When the asset is disposed of or is determined to be impaired, the cumulative gain or loss recognized in other comprehensive income is reclassified from the equity reserve to profit or loss, and presented as a reclassification adjustment within other comprehensive income.

For financial assets measured at amortized cost, if, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized, then the previously recognized impairment loss is reversed through profit or loss to the extent that the carrying amount of the investment at the date the impairment is reversed does not exceed what the amortized cost would have been had the impairment not been recognized.

In respect of available-for-sale financial assets, impairment losses previously recognized in profit or loss are not reversed through profit or loss. Any increase in fair value subsequent to an impairment loss is recognized in other comprehensive income and accumulated in the revaluation reserve.

Financial assets are derecognized when the contractual rights to the cash flows from the financial asset expire, or when the financial asset and all substantial risks and rewards are transferred.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

ii)
Financial Liabilities

For the purpose of subsequent measurement, financial liabilities are classified as either financial liabilities at fair value through profit or loss, or other financial liabilities upon initial recognition.

●
Financial liabilities at fair value through profit or loss – Financial liabilities at fair value through profit or loss include financial liabilities that are either classified as held for trading or that meet certain conditions and are designated at fair value through profit or loss upon initial recognition. Liabilities in this category are measured at fair value with gains or losses recognized in profit or loss. The Company does not hold financial liabilities in this category.

●
Other financial liabilities – Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Gains and losses are recognized in the income statement when the liabilities are derecognized as well as through the effective interest rate method amortization process. The Company’s trade and other payables, liabilities to customers, and promissory notes payable fall into this category of financial instruments.

A financial liability is derecognized when it is extinguished, discharged, cancelled or expired.

NOTE 3 – SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS

In the application of the Company’s accounting policies which are described in Note 2, management is required to make judgments, estimates, and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods, if the revision affects both current and future periods.

Significant judgments, estimates, and assumptions that have the most significant effect on the amounts recognized in the consolidated financial statements are described below.

Deferred Tax Assets

Deferred tax assets, including those arising from unutilized tax losses, require management to assess the likelihood that the Company will generate sufficient taxable earnings in future periods in order to utilize recognized deferred tax assets. Assumptions about the generation of future taxable profits depend on management’s estimates of future cash flows. In addition, future changes in tax laws could limit the ability of the Company to obtain tax deductions in future periods. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Company to realize the net deferred tax assets recorded at the reporting date could be impacted.

NOTE 4 – ACCOUNTING STANDARDS ISSUED BUT NOT YET EFFECTIVE

A number of new accounting standards, amendments to standards, and interpretations have been issued but not yet effective up to the date of issuance of the Company’s consolidated financial statements. The Company intends to adopt the following standards, if applicable, when they become effective.

a)
IFRS 9 – Financial Instruments

IFRS 9 as issued reflects the first phase of the IASBs work on the replacement of IAS 39 and applies to classification and measurement of financial assets as defined in IAS 39. The standard was initially effective for annual period beginning on or after January 1, 2013, but amendments to IFRS 9 Mandatory Effective Date of IFRS 9 and Transition Disclosures, issued in December 2011, moved the mandatory effective date to January 1, 2018. The Company has determined that there is no material impact of this standard on its consolidated financial statements.

b)
IFRS 15 – Revenue from Contracts with Customers

IFRS 15 clarifies the principles for recognizing revenue from contracts with customers. IFRS 15 will also result in enhanced disclosures about revenue, provide guidance for transactions that were notpreviously addressed comprehensively, and improve guidance for multiple-element arrangements. The standard is effective for annual period beginning on or after January 1, 2018 and is to be applied retrospectively. The Company has determined that there is no material impact of this standard on its consolidated financial statements.

c)
IFRS 16 – Leases

IFRS 16 provides a single lessee accounting model, requiring the recognition of assets and liabilities for all leases, unless the least term is 12 months or less or the underlying asset has a low value. Lessor accounting remains largely unchanged from IAS 17 and the distinction between operating and finance leases is retained. The standard is effective for annual period beginning on or after January 1, 2019.

NOTE 5 – ACCOUNTS RECEIVABLE

As at December 31, 2017 and 2016, the Company had the following amounts due from arm’s length parties:

	2017	2016
	$	$
Credit Card Proceeds Receivable	-	5,545
Due From Trading Platform, ANX (Note 8)	297,309	10,319
	297,309	15,864

NOTE 6 – PREPAID EXPENSES

As at December 31, 2017 and 2016, the Company had the following prepaid expenses:

	2017	2016
	$	$
Market Registration Fees	7,685	6,001
Deposit with ANX	70,029	-
Prepaid Consulting Fees	26,025	-
Prepaid Management Fees (Note 13(a)(i))	55,573	-
	159,312	6,001

NOTE 7 – TRADE AND OTHER PAYABLES

As at December 31, 2017 and 2016, the Company had the following amounts due to creditors:

	2017	2016
	$	$
Trade Payables	119,013	99,830
Accrued Liabilities	31,200	91,336
Related Party Payable (Note 13(a)(ii))	-	36,177
Share Subscription to be Refunded (Note 10(b)(iii))	-	26,854
	150,213	254,197

NOTE 8 – LIABILITY TO CUSTOMERS

As at December 31, 2017, the Company had a liability to customers trading on the Company’s exchange platform in the amount of $297,309 (2016 – $10,319). This amount is offset by an equal amount due to the Company from the trading platform, ANX. (Note 5)

NOTE 9 – CONVERTIBLE PROMISSORY NOTES

$

Balance, December 31, 2015	639,824

Issuances (Net of Transaction Costs)	52,725
Repayments	(13,841)
Conversions	(304,386)
Interest Accrual	21,051

Balance, December 31, 2016	395,373

Issuances (Net of Transaction Costs)	1,391,759
Repayments	(130,498)
Conversions	(102,128)
Interest Accrual	27,989

Balance, December 31, 2017	1,582,495

a)
During 2016, the Company issued convertible promissory notes totaling $49,806. In addition, the Company issued a convertible promissory note in the amount of $2,919 (US$2,200) to a company controlled by a director and officer of the Company. The notes mature on December 31, 2021.

The notes are non-interest bearing and unsecured. All the notes become payable immediately should the Company complete a financing in excess of US$5,000,000 prior to the maturity date and shall bear interest at 3% per annum compounded annually should the Company default on the notes. These notes are convertible into common shares of the Company in whole or in part at the option of the holder upon terms to be determined by the Company either 10 days prior to repayment of the notes or the maturity date, whichever shall occur first.

b)
During 2016, the Company entered into assignment of creditors and settlement of debt agreements in respect of certain convertible promissory notes totaling $293,389 (including US$157,025). As part of the settlement, the Company issued 16,000,000 post-consolidation shares (Note 10(b)(iv)) to the promissory note holders and recognized a gain on settlement of debts in the amount of $41,406 settled.

NOTE 9 – CONVERTIBLE PROMISSORY NOTES (Continued)

c)
During 2017, the Company issued convertible promissory notes in the amount of $304,239 (US$220,000). The notes are non-interest bearing, unsecured, and mature on December 31, 2021.

The notes may be converted into common shares of the Company in whole or in part at the option of the holder upon terms to be determined by the Company either 10 days prior to repayment of the note or the maturity date, whichever shall occur first. The notes become immediately payable should the Company complete financing in excess of US$5,000,000 prior to the maturity date, and bear interest at 3% per annum compounded annually should the Company default on the note. Subsequent to year-end, all the promissory notes totalling US$220,000 were converted into 2,500,000 common shares of the Company (Note 17(c)).

d)
During 2017, the Company issued convertible promissory notes in the amount of $1,053,647 (US$836,190). The notes are unsecured, bear interest at between 10% and 12% per annum from the date of issuance, and mature between 6 months and one year after the date of issuance.

Any amount of interest or principal that is not paid on the maturity date bears interest at 22% to 24% per annum from the maturity date to the date of payment. Any amount of principal and/or interest that is unpaid may be converted, at the option of the holder, in whole or in part into common share of the Company at a price equal to 61% of the lowest closing bid price for the Company’s stock as reported on the OTC during the fifteen trading days prior to a Notice of Conversion. The Company may prepay the principal and all accrued interest at any time between the date of issuance and the maturity date, together with a prepayment premium of between 15% and 40% of the amount prepaid, determined by reference to the date of repayment. Subsequent to year-end, promissory notes totalling US$290,540 were converted into 4,267,873 common shares of the Company (Note 17(c)).

e)
During 2017 the Company entered into a consulting agreement with an unrelated party for the provision of advertising services. In consideration for the services the Company issued a convertible promissory note in the amount of $37,692 (US$30,000). The convertible promissory note is unsecured, bears interest at 3% per annum, and matures on January 10, 2018.

Upon maturity, the note shall be converted into common shares of the Company at a 20% discount to the lowest closing bid price for the Company’s common stock offered during the twenty trading days prior to conversion. The Company may redeem the note in whole or in part at any time without penalty. Subsequent to year-end, this promissory note was converted into 355,450 common shares of the Company (Note 17(c)).

NOTE 10 – SHARE CAPITAL

a)
Authorized Capital

Unlimited number of common shares, participating, voting (voting right of 1 vote per share), with no par value.

100,000 Class “B” common shares, non-participating, voting (voting right of 1,000 votes per share), with no par value.

b)
Issued and Outstanding Common Shares

i)
Effective June 8, 2016, the common shares of the Company were consolidated at the ratio of one new common share for every 50 old common shares. The Company issued 12,306 shares to round up fractional entitlements resulting from the consolidation. The number of common shares and basic loss per share calculations disclosed in these consolidated financial statements have been adjusted to reflect the retroactive application of this share consolidation.

NOTE 10 – SHARE CAPITAL (Continued)

b)
Issued and Outstanding Common Shares (Continued)

ii)
On March 8, 2015, the Company completed a private placement of 250,000 shares (5,000 post-consolidation shares) at $0.13 per share ($6.50 per post-consolidation share), raising gross proceeds of $32,000.

iii)
On November 11, 2015, the Company completed a private placement of 400,000 shares (8,000 post-consolidation shares) shares at US$0.05 per share (US$2.50 per post-consolidation share), raising gross proceeds of $25,998 (US$20,000). As shares were not issued as of December 31, 2015 and 2016, the amount of $25,998 was reclassified to accounts payable as at December 31, 2016. During 2017, the Company paid the creditor $16,613 in cash and issued 1,000,000 common shares to settle the accounts payable of $9,385.

iv)
On July 15, 2016, the Company entered into a debt settlement agreement with a company controlled by a Director and Officer of the Company to settle outstanding accounts payable of $25,000. The Company agreed to issue 25,000,000 post-consolidation shares with a fair value equal to the value of the underlying debt settled.

On August 15, 2016, the Company entered into an assignment of creditors and settlement of debt agreement with certain arm’s length parties. The Company settled certain promissory notes totalling $118,204 (US$91,475) by the issuance of 8,000,000 post-consolidation shares with a fair value equal to the value of the underlying debt settled (Note 9(b)).

On December 20, 2016, the Company entered into an assignment of creditors and settlement of debt agreement with certain arm’s length parties. The Company settled promissory notes totalling $175,185 (including US$65,550) by the issuance of 8,000,000 post-consolidation shares with a fair value of $133,779. A gain of $41,406 on the settlement of debts was recognized (Note 9(b)).

v)
On December 12, 2016, the Company completed a private placement of 500,000 post-consolidation shares at US$0.50 per share, raising gross proceeds of $334,975 (US$250,000). The shares were not issued by December 31, 2016 and on September 20, 2017, the Company re-priced the subscription share price to US$0.10 per share and issued 2,500,000 common shares to the placees.

vi)
On June 12, 2017, the Company settled convertible promissory notes totalling $32,700 by the issuance of 2,000,000 common shares with a fair value equal to the value of the underlying debt settled.

On September 21, 2017, the Company settled a convertible promissory note owed to a company controlled by a former Officer and Director of the Company in the amount of $61,694 (US$50,000) by the issuance of 1,000,000 common shares with a fair value equal to the value of the underlying debt settled.

vii)
On October 10, 2017, the Company passed a resolution authorizing the creation of a new 100,000 Class “B” common shares with the following characteristics: non-participating, no par value, and with the voting right of 1,000 votes per share.

On the same day, the Company issued 100,000 Class “B” common shares at $0.001 per share for total proceeds of $100 to a shareholder who is also a Director and Office of the Company.

NOTE 10 – SHARE CAPITAL (Continued)

c)
Share-Based Payments

i)
During the year ended December 31, 2015, the Company issued 1,400,000 shares (28,000 post-consolidation shares) at a fair value of $0.05 per share ($2.50 per post-consolidation share) for investor relations services. Share-based compensation of $70,000 was recorded.

During the year ended December 31, 2015, the Company also issued 300,000 shares (6,000 post-consolidation shares) at a fair value of $0.05 per share ($2.50 per post-consolidation share) for consulting services rendered. Share-based compensation of $15,000 was recorded. 150,000 of these shares (3,000 post-consolidation shares) were issued to a related party (Note 13(b)(ii)).

ii)
During the year ended December 31, 2016, the Company issued 250,000 post-consolidation shares at a fair value of $0.06 per share to a related party for consulting services rendered. Share-based compensation of $15,000 was recorded (Note 13(b)(ii)).

iii)
On July 10, 2017, the Company entered into a consulting agreement for the provision of business strategy and compliance services. The Company issued 250,000 common shares valued at $21,896.

d)
Share Purchase Warrants

The Company had no share purchase warrants outstanding for the years ended December 31, 2017, 2016, and 2015.

e)
Escrow Shares

On September 19, 2014, the Company entered into an escrow agreement with a creditor. The Company agreed to pay the creditor $2,500 upon signing of the agreement and to issue 75,000 shares (1,500 post-consolidation shares) to be held in escrow. The Company was obligated to pay the creditor a further $7,334 (US$6,687) forty five days after the Company’s stock becomes DWAC-eligible. On December 22, 2016, the Company paid $5,374 (US$4,000) and the creditor agreed to release these shares from escrow.

As of December 31, 2017, the 1,500 shares were held in trust by the corporate lawyer and have not been returned to the Company’s Treasury.

NOTE 11 – COMMITMENTS

a)
Crypto Currency Deposit and Exchange Services

On March 31, 2015, the Company entered into an agreement with Mega Idea Holdings Limited, dba ANX (“ANX”), to provide Crypto-currency deposit and exchange services. Pursuant to the terms of the agreement, the Company is required to pay monthly maintenance fees of US$10,000 for maintenance and support of the exchange platform. The agreement with ANX is for a term of three years.

On April 7, 2017 (the “effective date”), the Company entered into a revised agreement with ANX. Pursuant to the terms of the agreement, the Company is required to pay monthly maintenance fees of US$1,500 for the first six months commencing the first month after the effective date, and US$5,000 thereafter. The revised agreement with ANX is for a term of two years.

b)
Finder’s Fee Agreement

The Company has entered into various finder’s fee agreements whereby the Company is required to pay cash finder’s fee of 10% of all monies raised through these parties. The terms of these agreements are for periods of one year.

NOTE 12 – SUPPLEMENTAL CASH FLOW INFORMATION

	2017	2016	2015
	$	$	$
a) Change in Non-Cash Working Capital Accounts

Accounts Receivable	(281,445)	35,155	(51,019)
GST Recoverable	(6,672)	566	5,552
Prepaid Expenses	(153,311)	(3,087)	(5,885)
Trade and Other Payables	(103,884)	(76,175)	84,523
Liabilities to Customers	286,990	(32,428)	42,747
	(258,322)	(75,969)	75,918

b) Significant Non-Cash Financing Activities

Shares Issued in Settlement of Debts	103,689	276,983	-
Shares Issued for Services	21,986	15,000	85,000
Expenses Paid by An Arm’s Length Party	-	8,569	-
	125,675	300,552	85,000

c) Other Information

Interest Paid	16	28,974	49
Income Taxes Paid	-	-	-

NOTE 13 – RELATED PARTIES TRANSACTIONS

Balances and transactions between the Company and its subsidiaries, which are related parties of the Company, have been eliminated on consolidation and are not disclosed. Details of transactions between the Company and other related parties, in addition to those transactions disclosed elsewhere in these consolidated financial statements, are described below. All related party transactions were in the ordinary course of business and were measured at their exchange amounts.

a)
Related Party Balances

i)
Management Fees Paid in Advance to a Company Controlled by Director and Officer

As at December 31, 2017, the Company had $55,573 (2016 – $Nil) in prepaid management fees to a company controlled by a Director and Officer of the Company.

ii)
Trade and Other Payables

As at December 31, 2017, the Company had $Nil (2016 – $36,177) in trade and other payables owed to key management personnel. The amounts owed to key management personnel arose from outstanding management fees and are non-interest bearing, unsecured, and have no specified terms of repayment.

iii)
Promissory Notes

During the year ended December 31, 2017, the Company repaid promissory notes in the amount of $90,529, (including US$31,200) to a company controlled by a Director (also an officer) of the Company. Included in convertible promissory notes as at December 31, 2017, was $Nil (2016 – $89,364 including US$31,200) owed to this company.

During the year ended December 31, 2017, the Company settled a promissory note owed to a company controlled by a former officer of the Company in the amount $69,205 (US$50,000) by the issuance of 1,000,000 common shares. Included in convertible promissory notes as at December 31, 2017, was $Nil (2016 – $67,135 including US$50,000) owed to this company.

NOTE 13 – RELATED PARTIES TRANSACTIONS (Continued)

b)
Compensation of Key Management Personnel

i)
The Company incurred management fees for services provided by key management personnel for the years ended December 31, 2017, 2016 and 2015, as described below.

	2017	2016	2015
	$	$	$
Management Fees	105,000	60,000	60,000

ii)
During the year ended December 31, 2017, the Company incurred consulting fees for services provided by a Director of the Company in the amount of $11,296.

During the year ended December 31, 2016, the Company incurred consulting fees for services provided by a Director of the Company. The fees were settled by the issuance of 250,000 post-consolidation shares at $0.06 per share (Note 10(c)(ii)) and a cash payment of $6,699 (US$5,000).

During the year ended December 31, 2015, the Company incurred consulting fees for services provided by a company controlled by a former officer of the Company. The fees were settled by the issuance of 150,000 shares (3,000 post-consolidation shares) at $0.05 per share ($2.50 per post-consolidation share) (Note 10(c)(i)).

NOTE 14 – INCOME TAX

a)
Deferred Tax Assets and Liabilities

The Company’s unrecognized deductible temporary differences and unused tax losses for which no deferred tax asset is recognized consists of the following amounts:

	2017	2016
	$	$
Non-Capital Losses	5,046,141	4,371,641
Capital Losses	29,628	29,628
Property and Equipment	100,490	100,490
	5,176,259	4,501,759

As at December 31, 2017, the Company has non-capital losses of approximately $5,046,100 which may be applied to reduce Canadian taxable income of future years. These non-capital losses expire as follows:

$
2026	313,100
2027	515,300
2028	367,400
2029	1,157,900
2030	307,400
2031	301,400
2032 to 2037	2,083,600
5,046,100

b)
Income Tax Expense

The income tax expense of the Company is reconciled to the net loss for the year as reported in the consolidated statement of comprehensive loss as follows:

NOTE 14 – INCOME TAX (Continued)

	2017	2016	2015
	$	$	$
Recovery of Income Tax Calculated at the Statutory Rate of 12.63% (2016 – 13%; 2015 – 13.5%)	(85,158)	(22,486)	(75,253)
Deferred Tax Assets Not Recognized	84,315	(21,519)	68,065
Expiration of Non-Capital Losses	-	-	7,188
Impact of Change in Substantively Enacted Tax Rates on Opening Deferred Tax Assets	843	44,005	-
Income Tax Expense	-	-	-

NOTE 15 – FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES

The Company is exposed to various risks in relation to financial instruments. The Company’s financial assets and liabilities by category are summarized in Note 2(k). The Company’s risk management is coordinated in close co-operation with the board of directors and focuses on actively securing the Company’s short to medium-term cash flows and raising finances for the Company’s capital expenditure program. The Company does not actively engage in the trading of financial assets for speculative purposes.

The most significant financial risks to which the Company is exposed are as follows:

a)
Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company is dependent upon the availability of credit from its suppliers and its ability to generate sufficient funds from equity and debt financing to meet current and future obligations. The Company has a working capital deficiency of $782,107 as at December 31, 2017. There can be no assurance that such financing will be available on terms acceptable to the Company.

b)
Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to significant interest rate risk.

c)
Credit Risk

Credit risk is the risk of loss associated with a counter party’s inability to fulfill its payment obligations. The Company is in the development stage and has not yet commenced commercial production or sales. Therefore, the Company is not exposed to significant credit risk.

d)
Foreign Exchange Risk

Foreign exchange risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. The Company is exposed to foreign exchange risk to the extent it incurs currency exchange platform service and development expenditures and operating costs in foreign currencies including the U.S. Dollar. The Company does not hedge its exposure to fluctuations in the related foreign exchange rates.

NOTE 15 – FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES (Continued)

e)
Fair Values

The Company uses the following hierarchy for determining fair value measurements:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Other techniques for which all inputs which have a significant effect on the recorded fair value are observable, either directly or indirectly.

Level 3: Techniques which use inputs that have a significant effect on the recorded fair value that are not based on observable market data.

The level within which the financial asset or liability is classified is determined based on the lowest level of significant input to the fair value measurement. The Company’s financial instruments were measured at fair value use Level 1 valuation technique during the years ended December 31, 2017 and 2016. The carrying values of the Company’s financial assets and liabilities approximate their fair values.

NOTE 16 – CAPITAL MANAGEMENT

The Company’s objective for managing its capital structure is to safeguard the Company’s ability to continue as a going concern and to ensure it has the financial capacity, liquidity and flexibility to fund its ongoing operations and capital expenditures.

The Company manages its share capital as capital, which as at December 31, 2017, amounted to $4,106,207. At this time, the Company’s access to the debt market is limited and it relies on equity issuances and the support of shareholders to fund the development of its trading platform. The Company monitors capital to maintain a sufficient working capital position to fund annualized administrative expenses and capital investments.

As at December 31, 2017, the Company had working capital deficiency of $782,107. The Company will issue shares and may from time to time adjust its capital spending to maintain or adjust the capital structure. There can be no assurance that the Company will be able to obtain debt or equity capital in the case of operating cash deficits.

The Company’s share capital is not subject to external restrictions. The Company has not paid or declared any dividends since the date of incorporation, nor are any contemplated in the foreseeable future. There were no changes in the Company’s approach to capital management during the year ended December 31, 2017.

NOTE 17 – SUBSEQUENT EVENTS

a)
Shares Issued for Services

In February 2018, the Company entered into two consulting agreements for the provision of compliance and strategic advisory services and issued 600,000 common shares pursuant to the agreements.

b)
Issuance of Convertible Promissory Notes

Subsequent to year end, the Company issued two convertible promissory notes for total proceeds of US$163,000. The notes are unsecured, bear interest at 12% per annum from the date of issuance, and mature between 6 months and one year after the date of issuance.

Any amount of interest or principal that is not paid on the maturity date bears interest at 22% per annum from the maturity date to the date of payment. Any amount of principal and or interest that is unpaid may be converted, at the option of the holder, in whole or in part into common share of the Company at a price equal to 61% of the lowest closing bid price for the Company’s stock as reported on the OTC during the fifteen trading days prior to a Notice of Conversion. The Company may prepay the principal and all accrued interest at any time between the date of issuance and the maturity date, together with a prepayment premium of between 15% and 40% of the amount prepaid, determined by reference to the date of repayment.

c)
Conversion of Promissory Notes

Subsequent to year end, the Company issued a total of 7,123,323 common shares on conversion of convertible promissory notes totalling US$540,540 (Note 9(c),(d),(e)).

Digatrade Financial Corp.

September 30, 2018
(Expressed in Canadian Dollars)

Unaudited Interim Consolidated Financial Statements

Notice of No Auditor Review of Interim Consolidated Financial Statements

Under National Instrument 51-102, Part 4, subsection 4.3(3) (a), if an auditor has not performed a review of the interim consolidated financial statements they must be accompanied by a notice indicating that the interim consolidated financial statements have not been reviewed by an auditor.

The accompanying unaudited interim consolidated financial statements of the Company for the three and nine months ended September 30, 2018 have been prepared by, and are the responsibility of, the Company’s management.

The Company’s independent auditor has not performed a review of these interim consolidated financial statements in accordance with standards established by the Canadian Institute of Chartered Accountants for a review of interim consolidated financial statements by an entity’s auditor.

“Bradley J. Moynes”
Bradley J. Moynes
President, Director & CEO

“Tyrone Docherty”
Tyrone Docherty
Director

DIGATRADE FINANCIAL CORP.
Interim Consolidated Balance Sheets
Unaudited – prepared by management
(Expressed in Canadian Dollars)

	Note	September 30, 2018	December 31, 2017
		$	$
ASSETS
CURRENT
Cash		480,725	494,443
Accounts Receivable	5	143,932	297,309
GST Recoverable		15,258	9,044
Prepaid Expenses	6	133,220	159,312

		773,135	960,108

LIABILITIES

CURRENT
Trade and Other Payables	7	237,355	150,213
Liabilities to Customers	8	106,747	297,309
Convertible Promissory Notes – Current Portion	9	580,792	1,294,693

		924,894	1,742,215

Convertible Promissory Notes	9	6,343	287,802

Total Liabilities		931,237	2,030,017

SHAREHOLDERS' DEFICIENCY

Share Capital	10	5,668,686	4,106,207
Deficit		(5,826,788)	(5,176,116)

		158,102	(1,069,909)

		773,135	960,108
Nature and Continuance of Operations (Note 1)

Approved on Behalf of the Board:

“Bradley J. Moynes”	“Tyrone Docherty”
Bradley J. Moynes Chairman, President, Director and CEO	Tyrone Docherty Director
The accompanying notes are an integral part of these interim financial statements

DIGATRADE FINANCIAL CORP.
Interim Consolidated Statement of Changes in Shareholders’ Equity
Unaudited – prepared by management
(Expressed in Canadian Dollars)

	Note	Number of common shares	Number of Class “B” Common Shares	Share capital	Share subscriptions received	Deficit	Total Shareholders’ Deficiency
				$	$	$	$
Balance, December 31, 2016		42,909,650	-	3,645,457	334,975	(4,501,596)	(521,164)
Shares issued in Settlement of Debt		2,000,000	-	32,409	-	-	32,409
Shares issued for Consulting Services		250,000	-	21,895	-	-	21895
Net loss for the period		-	-	-	-	(346,873)	(346,873)
Balance, September 30, 2017		45,159,650	-	3,699,762	334,975	(4,848,469)	(813,732)

Balance, December 31, 2017		49,661,150	100,000	4,106,207	-	(5,176,116)	(1,069,909)
Shares issued pursuant to conversion of Convertible Promissory Notes	10(b)(iii)	46,528,091	-	1,555,106	-	-	1,555,106
Shares issued pursuant to Consulting Contracts	10(c)	600,000	-	7,373	-	-	7,373
Net loss for the period		-	-	-	-	(650,672)	(650,672)
Balance, September 30, 2018		96,789,241	100,000	5,668,686	-	(5,826,788)	(158,102)

The accompanying notes are an integral part of these interim financial statements

DIGATRADE FINANCIAL CORP.
(Formerly “Bit-X Financial Corporation”)
Interim Consolidated Statements of Operations, Comprehensive Loss and Deficit
Unaudited – prepared by management
(Expressed in Canadian Dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	$	$	$	$
EXPENSES
Accounting, Audit and Legal	13,703	23,593	59,914	43,193
Consulting Expense	41,838	63,094	215,110	108,094
Investor Relations Expense		-	-	631
Finders Fees	26,881	-	86,697	-
Filing and Transfer Agent Fees	4,341	1,592	16,168	9,458
Management Fees	30,000	30,000	90,000	75,000
Administration Expenses	7,243	-	7,243	16
Bank Charges and Interest	17,737	449	70,091	975
Project Development Costs	-	56,708	102,683	60,782

	141,743	262,000	647,906	384,713

PROFIT (LOSS) BEFORE OTHER ITEMS	(141,743)	(262,000)	(647,906)	(384,713)

Foreign Exchange (Loss) Gain	(56,171)	15,528	2,766	37,326
Gain on Settlement of Debt				514

NET PROFIT (LOSS) FOR THE PERIOD	(85,572)	(246,472)	(650,672)	(346,873)

Other Comprehensive Income

NET COMPREHENSIVE LOSS FOR THE PERIOD	(85,572)	(246,472)	(650,672)	(346,873)

POST-SHARE CONSOLIDATION (Note 10(b)(i))

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	63,682,683	43,777,782	63,682,683	43,777,782

BASIC AND DILUTED (LOSS) PROFIT PER SHARE	$(0.001)	$(0.006)	$(0.010)	$(0.008)

The accompanying notes are an integral part of these interim financial statements

DIGATRADE FINANCIAL CORP.
Interim Consolidated Statements of Cash Flows
Unaudited – prepared by management
(Expressed in Canadian Dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	$	$	$	$
CASH PROVIDED BY (USED IN):

OPERATING ACTIVITIES

Net Profit (Loss) for the Period	(85,572)	(246,472)	(650,672)	(346,873)

Non-Cash Items
Unrealized foreign exchange (gains) losses	(15,508)	(7,827)	5,671	(29,139)
Realized foreign exchange (gains) losses on conversion of Promissory Notes	75,060	-	75,060
Gain on Settlement of Debt	-	-	-	(514)
Amortization of prepaid expenses	14,114		12,026	3,999
Issuance of Promissory Note for Consulting Services		37,692		37,692
Common Stock issued for consulting services	-	21,895	7,373	21,895
Conversion Fees and Interest Accrued on Convertible Promissory Notes	(19,947)		67,133	-

Changes in Non-Cash Working Capital Accounts
Accounts Receivable	-		153,377	(945)
Prepaid Expenses	(8,659)	(60,248)	14,066	(96,140)
GST Payable (Recoverable)	(1,700)	(2,938)	(6,214)	(4,176)
Liabilities to Customers	-	-	(190,562)	-
Accounts Payable and Accrued Liabilities	38,385	(23,514)	87,142	(146,291)

	(3,827)	(281,412)	425,600	(560,492)

FINANCING ACTIVITIES

Promissory Notes repaid	(31,715)		(31,715)	(132,582)
Proceeds Received on Issuance of Promissory Notes	71,134	295,631	443,597	596,687

	39,419	295,631	(411,882)	464,105

NET (DECREASE) INCREASE IN CASH	35,592	14,220	13,718	96,387

Cash (Bank Indebtedness), Beginning of the Period	445,133	2,882	494,443	114,489

CASH, END OF THE PERIOD	480,725	18,102	480,725	18,102

DIGATRADE FINANCIAL CORP.
Notes to the Interim Consolidated Financial Statements
September 30, 2018
(Expressed in Canadian Dollars)

NOTE 1 – NATURE AND CONTINUANCE OF OPERATIONS

The Company was incorporated on December 28, 2000, under the Company Act of the Province of British Columbia, Canada. On February 19, 2015, the Company changed its name from Rainchief Energy Inc. to Bit-X Financial Corporation. On October 27, 2015, the Company changed its name from Bit-X Financial Corporation to Digatrade Financial Corp. The Company is focused on increasing scale, further development and branding a digital asset (decentralized blockchain based crypto-currency) exchange platform.

In March 2015, the Company entered into an agreement with Mega Ideas Holdings Limited, dba ANX (“ANX”), a company incorporated and existing under the laws of Hong Kong. ANX owns and operates a technology platform and provides operational and technology support specializing in blockchain applications and crypto-currency exchange services. Effective October 17, 2018 the Company closed the online retail trading platform and shared liquidity order book with ANX International (see Note 13).

The head office, principal address, and records office of the Company are located at 1500 West Georgia Street, Suite 1300, Vancouver, British Columbia, Canada, V6C 2Z6.

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards on the basis that the Company is a going concern and will be able to meet its obligations and continue its operations for its next fiscal year. Several conditions as set out below cast uncertainties on the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon the financial support from its creditors, shareholders, and related parties, its ability to obtain financing for its development projects, and upon the attainment of future profitable operations.

The Company has not yet achieved profitable operations and has accumulated losses of $5,826,788 since inception and working capital deficiency of $ 151,759 as at September 30, 2018; accordingly, the Company will need to raise additional funds through future issuance of securities or debt financing. Although the Company has raised funds in the past, there can be no assurance the Company will be able to raise sufficient funds in the future, in which case the Company may be unable to meet its obligations as they come due in the normal course of business. It is not possible to predict whether financing efforts will be successful or if the Company will attain a profitable level of operations.

The current cash resources are not adequate to pay the Company’s accounts payable and to meet its minimum commitments at the date of these consolidated financial statements, including planned corporate and administrative expenses, and other project implementation costs, accordingly, there is significant doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not give effect to adjustments that would be necessary to the carrying amounts and classifications of assets and liabilities should the Company be unable to continue as a going concern.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

a)
Basis of Presentation

These consolidated financial statements have been prepared on a historical cost basis except for financial instruments classified as available-for-sale that have been measured at fair value. Cost is the fair value of the consideration given in exchange for net assets.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

b)
Statement of Compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

These consolidated financial statements were approved and authorized for issue by the Board of Directors on August 20, 2018.

c)
Basis of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries (collectively, the “Company”). Intercompany balances and transactions are eliminated in preparing the consolidated financial statements. The following companies have been consolidated within these consolidated financial statements:

Entity	Country of Incorporation	Holding	Functional Currency

Digatrade Financial Corp.	Canada	Parent Company	Canadian Dollar
Digatrade Limited	Canada	100%	Canadian Dollar
Digatrade (UK) Limited	United Kingdom	100%	Pounds Sterling
Digatrade Limited	USA	100%	US Dollar

The Company’s former subsidiaries, Jaydoc Capital Corp. and Rainchief Renewable-1 S.R.L., were de-registered during the year ended December 31, 2015.

d)
Foreign Currency

These consolidated financial statements are presented in Canadian dollars, which is also the functional currency of the parent company. Each subsidiary determines its own functional currency (Note 2(c)) and items included in the financial statements of each subsidiary are measured using that functional currency.

i)
Transactions and Balances in Foreign Currencies

Foreign currency transactions are translated into the functional currency of the respective entity using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the re-measurement of monetary items at year-end exchange rates are recognized in profit or loss.

Non-monetary items measured at historical cost are translated using the exchange rate at the date of the transaction and are not retranslated. Non-monetary items measured at fair value are translated using the exchange rate at the date when fair value was determined.

ii)
Foreign Operations

On consolidation, the assets and liabilities of foreign operations are translated into Canadian dollars at the exchange rate prevailing at the reporting date and their revenues and expenses are translated at exchange rates prevailing at the dates of the transactions. The exchange differences arising on the translation are recognized in other comprehensive income and accumulated in the currency translation reserve in equity. On disposal of a foreign operation, the component of other comprehensive income relating to that particular foreign operation is recognized in earnings and recognized as part of the gain or loss on disposal.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

e)
Financing and Finder’s Fees

Financing and finder’s fees relating to financial instruments with a term of one year or less are expensed in the period incurred. For financial instruments with a term of over one year, the fees are netted against the financial instruments and amortized over the term of the financial instruments.

f)
Share Capital

The Company records proceeds from share issuances, net of commissions and issuance costs.  Shares issued for other than cash consideration are valued at the quoted price on the Over-the-Counter Bulletin Board in the United States based on the earliest of: (i) the date the shares are issued, and (ii) the date the agreement to issue the shares is reached.

g)
Share-Based Payments

The fair value method of accounting is used for share-based payment transactions. Under this method, the cost of stock options and other share-based payments is recorded based on the estimated fair value using the Black-Scholes option-pricing model at the grant date and charged to profit over the vesting period. The amount recognized as an expense is adjusted to reflect the number of equity instruments expected to vest.

Upon the exercise of stock options and other share-based payments, consideration received on the exercise of these equity instruments is recorded as share capital and the related share-based payment reserve is transferred to share capital. The fair value of unexercised equity instruments are transferred from reserve to retained earnings upon expiry.

h)
Revenue Recognition

Revenue is comprised of consulting fees and commissions earned on trades executed on the digital currency trading platform. Consulting fee income is recognized as the consulting services are provided. Commission is considered earned when a trade is completed by the Company’s customers. As the platform is not yet fully live, commissions and consulting fees earned have been accounted for as a recovery of development costs incurred.

i)
Loss per Share

Basic loss per share is calculated by dividing net loss by the weighted average number of common shares issued and outstanding during the reporting period. Diluted loss per share is the same as basic loss per share, as the issuance of shares on the exercise of stock options and share purchase warrants is anti-dilutive. The loss per share in prior periods has been adjusted to take into account the consolidation of the Company’s common stock on June 8, 2016 (Note 10(b)(i)).

j)
Income Taxes

Tax expense recognized in profit or loss comprises the sum of deferred tax and current tax not recognized in other comprehensive income or directly in equity.

i)
Current Income Tax

Current income tax assets and liabilities comprise those claims from, or obligations to, fiscal authorities relating to the current or prior reporting periods that are unpaid at the reporting date. Current tax is payable on taxable profit, which differs from profit or loss in the consolidated financial statements. Calculation of current tax is based on tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period.

ii)
Deferred Income Tax

Deferred income taxes are calculated using the liability method on temporary differences between the carrying amounts of assets and liabilities and their tax bases. Deferred tax assets and liabilities are calculated, without discounting, at tax rates that are expected to apply to their respective period of realization, provided they are enacted or substantively enacted by the end of the reporting period. Deferred tax liabilities are always provided for in full.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

ii)
Deferred Income Tax (Continued)

Deferred tax assets are recognized to the extent that it is probable that they will be able to be utilized against future taxable income. Deferred tax assets and liabilities are offset only when the Company has a right and intention to offset current tax assets and liabilities from the same taxation authority.

Changes in deferred tax assets or liabilities are recognized as a component of tax income or expense in profit or loss, except where they relate to items that are recognized in other comprehensive income or directly in equity, in which case the related deferred tax is also recognized in other comprehensive income or equity, respectively.

k)
Financial Instruments

Financial assets and financial liabilities are recognized when the Company becomes a party to the contractual provisions of the financial instrument.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities classified at fair value through profit or loss) are added to, or deducted from, the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities classified at fair value through profit or loss are recognized immediately in profit or loss.

Financial assets and financial liabilities are measured subsequently as described below. The Company does not have any derivative financial instruments.

i)
Financial Assets

For the purpose of subsequent measurement, financial assets other than those designated and effective as hedging instruments are classified into the following categories upon initial recognition:

●
Financial assets at fair value through profit or loss;
●
Loans and receivables;
●
Held-to-maturity investments; and
●
Available-for-sale financial assets.

The category determines subsequent measurement and whether any resulting income and expense is recognized in profit or loss or in other comprehensive income.

All financial assets except for those at fair value through profit or loss are subject to review for impairment at least at each reporting date. Financial assets are impaired when there is any objective evidence that a financial asset or a group of financial assets is impaired. Different criteria to determine impairment are applied for each category of financial assets, which are described below.

● Financial assets at fair value through profit or loss – Financial assets at fair value through profit or loss include financial assets that are either classified as held for trading or that meet certain conditions and are designated at fair value through profit or loss upon initial recognition. All derivative financial instruments fall into this category, except for those designated and effective as hedging instruments. Assets in this category are measured at fair value with gains or losses recognized in profit or loss. The Company’s cash falls into this category of financial instruments.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

i)
Financial Assets (Continued)

●
Loans and receivables – Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. After initial recognition, these are measured at amortized cost using the effective interest method less any provision for impairment. Discounting is omitted where the effect of discounting is immaterial. The Company’s accounts receivable falls into this category of financial instruments.

●
Held-to-maturity investments – Held-to-maturity investments are non-derivative financial assets with fixed or determinable payments and fixed maturity, other than loans and receivables. Investments are classified as held-to-maturity if the Company has the intention and ability to hold them until maturity. The Company currently does not hold financial assets in this category.

Held-to-maturity investments are measured subsequently at amortized cost using the effective interest method. If there is objective evidence that the investment is impaired as determined by reference to external credit ratings, then the financial asset is measured at the present value of estimated future cash flows. Any changes to the carrying amount of the investment, including impairment losses, are recognized in profit or loss.

●
Available-for-sale financial assets – Available-for-sale financial assets are non-derivative financial assets that are either designated to this category or do not qualify for inclusion in any of the other categories of financial assets. The Company currently does not hold financial assets in this category. Available-for-sale financial assets are measured at fair value. Gains and losses are recognized in other comprehensive income and reported within the available-for-sale reserve within equity, except for impairment losses and foreign exchange differences on monetary assets, which are recognized in profit or loss. When the asset is disposed of or is determined to be impaired, the cumulative gain or loss recognized in other comprehensive income is reclassified from the equity reserve to profit or loss, and presented as a reclassification adjustment within other comprehensive income.

For financial assets measured at amortized cost, if, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized, then the previously recognized impairment loss is reversed through profit or loss to the extent that the carrying amount of the investment at the date the impairment is reversed does not exceed what the amortized cost would have been had the impairment not been recognized.

In respect of available-for-sale financial assets, impairment losses previously recognized in profit or loss are not reversed through profit or loss. Any increase in fair value subsequent to an impairment loss is recognized in other comprehensive income and accumulated in the revaluation reserve.

Financial assets are derecognized when the contractual rights to the cash flows from the financial asset expire, or when the financial asset and all substantial risks and rewards are transferred.

ii)
Financial Liabilities

For the purpose of subsequent measurement, financial liabilities are classified as either financial liabilities at fair value through profit or loss, or other financial liabilities upon initial recognition.

●
Financial liabilities at fair value through profit or loss – Financial liabilities at fair value through profit or loss include financial liabilities that are either classified as held for trading or that meet certain conditions and are designated at fair value through profit or loss upon initial recognition. Liabilities in this category are measured at fair value with gains or losses recognized in profit or loss. The Company does not hold financial liabilities in this category.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

ii)
Financial Liabilities (Continued)

●
Other financial liabilities – Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Gains and losses are recognized in the income statement when the liabilities are derecognized as well as through the effective interest rate method amortization process. The Company’s trade and other payables, liabilities to customers, and promissory notes payable fall into this category of financial instruments.

A financial liability is derecognized when it is extinguished, discharged, cancelled or expired.

NOTE 3 – SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS

In the application of the Company’s accounting policies which are described in Note 2, management is required to make judgments, estimates, and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods, if the revision affects both current and future periods.

Significant judgments, estimates, and assumptions that have the most significant effect on the amounts recognized in the consolidated financial statements are described below.

Deferred Tax Assets

Deferred tax assets, including those arising from unutilized tax losses, require management to assess the likelihood that the Company will generate sufficient taxable earnings in future periods in order to utilize recognized deferred tax assets. Assumptions about the generation of future taxable profits depend on management’s estimates of future cash flows. In addition, future changes in tax laws could limit the ability of the Company to obtain tax deductions in future periods. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Company to realize the net deferred tax assets recorded at the reporting date could be impacted.

NOTE 4 – ACCOUNTING STANDARDS ISSUED BUT NOT YET EFFECTIVE

A number of new accounting standards, amendments to standards, and interpretations have been issued but not yet effective up to the date of issuance of the Company’s consolidated financial statements. The Company intends to adopt the following standards, if applicable, when they become effective.

a)
IFRS 9 – Financial Instruments

IFRS 9 as issued reflects the first phase of the IASBs work on the replacement of IAS 39 and applies to classification and measurement of financial assets as defined in IAS 39. The standard was initially effective for annual period beginning on or after January 1, 2013, but amendments to IFRS 9 Mandatory Effective Date of IFRS 9 and Transition Disclosures, issued in December 2011, moved the mandatory effective date to January 1, 2018. The Company has determined that there is no material impact of this standard on its consolidated financial statements.

b)
IFRS 15 – Revenue from Contracts with Customers

IFRS 15 clarifies the principles for recognizing revenue from contracts with customers. IFRS 15 will also result in enhanced disclosures about revenue, provide guidance for transactions that were not previously addressed comprehensively, and improve guidance for multiple-element arrangements. The standard is effective for annual period beginning on or after January 1, 2018 and is to be applied retrospectively. The Company has determined that there is no material impact of this standard on its consolidated financial statements.

c)
IFRS 16 – Leases

IFRS 16 provides a single lessee accounting model, requiring the recognition of assets and liabilities for all leases, unless the least term is 12 months or less or the underlying asset has a low value. Lessor accounting remains largely unchanged from IAS 17 and the distinction between operating and finance leases is retained. The standard is effective for annual period beginning on or after January 1, 2019.

NOTE 5 – ACCOUNTS RECEIVABLE

As at September 30, 2018 and December 31, 2017, the Company had the following amounts due from third parties:

	September 30, 2018	December 31, 2017
	$	$
Due From Trading Platform (Notes 7 and 13)	143,932	297,309
	143,932	297,309

NOTE 6 – PREPAID EXPENSES

As at September 30, 2018 and December 31, 2017, the Company had the following prepaid expenses:
	September 30, 2018	December 31, 2017
	$	$
Market Registration Fees	4,341	7,685
Deposit with ANX	-	70,029
Prepaid Consulting Fees	-	26,025
Prepaid Management Fees (Note 13(a)(i))	96,902	55,573
	101,243	159,312

NOTE 7 – TRADE AND OTHER PAYABLES

As at September 30, 2018 and December 31, 2017, the Company had the following amounts due to creditors:
	September 30, 2018	December 31, 2017
	$	$
Trade Payables	197,111	119,013
Accrued Liabilities	8,267	31,200
	205,378	150,213

NOTE 8 - LIABILITY TO CUSTOMERS

As at September 30, 2018, the Company had a liability to customers trading on the Company’s currency platform in the amount of $106,747 (December 31, 2017 – $297,309). This amount is offset by an equal amount due to the Company from the trading platform. (Notes 5 and 13)

NOTE 9 – CONVERTIBLE PROMISSORY NOTES PAYABLE

$
Balance, December 31, 2017	1,582,495
Issuances	508,417
Repayments	(31,762)
Conversions to Common Shares	(1,480,046)
Unrealized Foreign Exchange Adjustment	8,030
Balance, September 30, 2018	587,134

During the period January 1, 2018 to September 30, 2018 certain Convertible Promissory Notes totaling $1,542,900 including interest and fees in the amount of $62,854 (US$1,206,445, including interest and fees in the amount of $48,328) were converted to Common Stock, either in whole or in part. The Company issued 46,528,091 shares of Common Stock in connection with the conversions.

On February 15, 2018 the Company issued a Convertible Promissory Note in the amount of $98,950 (US$78,000).

On March 5, 2018 the Company issued two Convertible Promissory Notes totaling $101,184 (US$80,000)

On April 30, 2018 the Company issued a Convertible Promissory Note in the amount of $107,508 (US$85,000)

On September 25, 2018 the Company issued a Convertible Promissory Note in the amount of $135,954 (US$105,000)

The notes are unsecured, bear interest at 12% per annum from the date of issuance and mature between 6 months and one year after the date of issuance. Any amount of interest or principal that is not paid on the maturity date bears interest at 22% to 24% per annum from the maturity date to the date of payment. Any amount of principal and/or interest that is unpaid may be converted, at the option of the holder, in whole or in part into common share of the Company at a price equal to 61% of the lowest closing bid price for the Company’s stock as reported on the OTC during the fifteen trading days prior to a Notice of Conversion. The Company may prepay the principal and all accrued interest at any time between the date of issuance and the maturity date, together with a prepayment premium of between 15% and 40% of the amount prepaid, determined by reference to the date of repayment.

On June 1, 2018 the Company issued a Convertible Promissory Note in the amount of $64,820 (US$50,000) pursuant to a consulting contact.

The note is unsecured and matures on December 2, 2018. The note may be converted into common shares of the Company in whole or in part at the option of the holder upon terms to be determined by the Company either 10 days prior to repayment of the note or the maturity date, whichever shall occur first. The note becomes immediately payable should the Company complete financing in excess of US$5,000,000 prior to the maturity date, and bears interest at 3% per annum compounded annually should the Company default on the note. On September 30, 2018 the Company repaid $31,761 (US$24,500) of this Note.

NOTE 10 – SHARE CAPITAL

a)
Authorized Capital

Unlimited number of common shares, participating, voting (voting right of 1 vote per share), with no par value.

100,000 Class “B” common shares, non-participating, voting (voting right of 1,000 votes per share), with no par value.

b)
Issued and Outstanding Common Shares

i)
Effective June 8, 2016, the common shares of the Company were consolidated at the ratio of one new common share for every 50 old common shares. The Company issued 12,306 shares to round up fractional entitlements resulting from the consolidation. The number of common shares and basic profit or loss per share calculations disclosed in these financial statements have been adjusted to reflect the retroactive application of this share consolidation.

ii)
On October 10, 2017, the Company passed a resolution authorizing the creation of a new 100,000 Class “B” common shares with the following characteristics: non-participating, no par value, and with the voting right of 1,000 votes per share. On the same day, the Company issued 100,000 Class “B” common shares at $0.001 per share for total proceeds of $100 to a shareholder who is also a Director and Office of the Company.

iii)
During the period January 1, 2018 to September 30, 2018 the Company issued 46,528,091common shares in connection with the Conversions of certain Convertible Promissory Notes (see Note 9)

c)
Share based Payments

On February 1, 2018 the Company entered into two consulting agreements for the provision of business strategy and compliance services. The Company issued 600,000 common shares valued at $7,373.

d)
Share Purchase Warrants

As at September 30, 2018 and December 31, 2017, the Company had no share purchase warrants outstanding.

e)
Escrow Shares

On September 19, 2014, the Company entered into an escrow agreement with a creditor. The Company agreed to pay the creditor $2,500 upon signing of the agreement and to issue 75,000 shares (1,500 post-consolidation shares) to be held in escrow. The Company was obligated to pay the creditor a further $7,334 (US$6,687) forty-five days after the Company’s stock becomes DWAC-eligible. On December 22, 2016, the Company paid $5,374 (US$4,000) and the creditor agreed to release the shares from escrow.

As of September 30, 2018, the 1,500 shares were held in trust by the corporate lawyer and have not been returned to the Company’s Treasury.

NOTE 11 – COMMITMENTS

a)
Crypto Currency Deposit and Exchange Services

On March 31, 2015, the Company entered into an agreement with Mega Idea Holdings Limited, dba ANX (“ANX”), to provide Crypto-currency deposit and exchange services. Pursuant to the terms of the agreement, the Company is required to pay monthly maintenance fees of US$10,000 for maintenance and support of the exchange platform. The agreement with ANX is for a term of three years.

On April 7, 2017 (the “effective date”), the Company entered into a revised agreement with ANX. Pursuant to the terms of the agreement, the Company is required to pay monthly maintenance fees of US$1,500 for the first six months commencing the first month after the effective date, and US$5,000 thereafter. The revised agreement with ANX is for a term of two years.

NOTE 11 – COMMITMENTS (Continued)

a)
Crypto Currency Deposit and Exchange Services (Continued)

On June 1, 2018 the Company entered into a contract for consulting services. The Company agreed pay the Consultant US$10,000 per month and issued a Convertible Promissory Note to the Consultant in the amount of $64,820 (US$50,000) (See Note 9)

b)
Finder’s Fee Agreement

The Company has entered into various finder’s fee agreements whereby the Company is required to pay cash finder’s fee of 10% of all monies raised through these parties. The terms of these agreements are for periods of one year.

NOTE 12 – RELATED PARTIES TRANSACTIONS

Balances and transactions between the Company and its subsidiaries, which are related parties of the Company, have been eliminated on consolidation and are not disclosed. Details of transactions between the Company and other related parties, in addition to those transactions disclosed elsewhere in these consolidated financial statements, are described below. All related party transactions were in the ordinary course of business and were measured at their exchange amounts.

a)
Related Party Balances

i)
Management Fees Paid in Advance to a Company Controlled by Director and Officer

As at September 30, 2018, the Company had $96,902 (December 31, 2017 - $55,573) in prepaid management fees to a company controlled by a Director and Officer of the Company.

b)
Compensation of Key Management Personnel

The Company incurred management fees for services provided by key management personnel for the three and nine months ended September 30, 2018 and 2017 as described below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	$	$	$	$
Management Fees	30,000	15,000	90,000	45,000

NOTE 13 – SUBSEQUENT EVENTS

(i)
Convertible Promissory Notes Converted

During the period October 1, 2018 to November 15, 2018 the Company issued 109,113,243 common shares in connection with the conversion of certain Convertible Promissory Notes.

(ii)
Issuance of Convertible Promissory Notes

During the period October 1, 2018 to November 15, 2018 the Company issued two Convertible Promissory Notes totaling $139,565 (US$110,000).

The notes are unsecured, bear interest at 12% per annum from the date of issuance and mature between 6 months and one year after the date of issuance. Any amount of interest or principal that is not paid on the maturity date bears interest at 22% to 24% per annum from the maturity date to the date of payment. Any amount of principal and/or interest that is unpaid may be converted, at the option of the holder, in whole or in part into common share of the Company at a price equal to 61% of the lowest closing bid price for the Company’s stock as reported on the OTC during the fifteen trading days prior to a Notice of Conversion. The Company may prepay the principal and all accrued interest at any time between the date of issuance and the maturity date, together with a prepayment premium of between 15% and 40% of the amount prepaid, determined by reference to the date of repayment.

NOTE 13 – SUBSEQUENT EVENTS (Continued)

(iii)
Termination of ANX contact

On October 25, 2018, the contract with Mega Idea Holdings Limited, dba ANX was terminated by mutual agreement between the Company and ANX. The Company agreed to pay ANX the sum of US$25,000 in full and final settlement of all claims and obligations between the parties. All trading platform accounts were closed and Company incurred no obligations to the account holders as a consequence of the termination of the contract. The Company will continue to offer OTC trading for institutional customers and accredited traders.

NOTE 14 – FINANCIAL INSTRUMENTS

The Company’s financial instruments are exposed to certain financial risks:

a)
Fair Values

The carrying values of cash, bank indebtedness, accounts receivable, accounts payable and accrued liabilities, and amounts due to and from related parties approximate their fair value as at the balance sheet date.

b)
Liquidity Risk

Liquidity risk refers to the risk that an entity will encounter difficulty meeting obligations associated with financial liabilities. The Company is dependent upon on the availability of credit from its suppliers and its ability to generate sufficient funds from equity and debt financing to meet current and future obligations. There can be no assurance that such financing will be available on terms acceptable to the Company.

c)
Credit Risks

Credit risk is the risk of loss associated with a counter party’s inability to fulfill its payment obligations. Management considers that risks related to credit are not significant to the Company at this time.

d)
Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Management considers that risks related to interest are not significant to the Company at this time. Amounts owed from and to related parties are non-interest bearing.

e)
Foreign Exchange Risk

The Company operates in Canada and the United States and some of its material expenditures are payable in U.S. dollars. The Company is therefore subject to currency exchange risk arising from the degree of volatility of changes in exchange rates between the Canadian dollar and the U.S. dollar. The Company does not use derivative instruments to reduce its exposure to foreign currency risk.

NOTE 15 – CAPITAL MANAGEMENT

The Company’s objective for managing its capital structure is to safeguard the Company’s ability to continue as a going concern and to ensure it has the financial capacity, liquidity and flexibility to fund its on-going operations and capital expenditures including investment in resource properties it has or may acquire.

The Company manages its share capital as capital, which as at September 30, 2018 totaled $ 5,668,686 (December 31, 2017 - $4,106,207). At this time the Company’s access to the debt market is limited and it relies on equity issuances and the support of shareholders to fund its investments in capital assets and resource properties. The Company monitors capital to maintain a sufficient working capital position to fund annualized administrative expenses and capital investments.

The Company’s share capital is not subject to external restrictions. The Company has not paid or declared any dividends since the date of incorporation, nor are any contemplated in the foreseeable future. There were no changes in the Company’s approach to capital management during three months ended September 30, 2018.

As at September 30, 2018 the Company had a working capital deficiency of $158,102. The Company will issue shares and may from time to time adjust its capital spending to maintain or adjust the capital structure. There can be no assurance that the Company will be able to obtain debt or equity capital in the case of operating cash deficits.

The Company’s share capital is not subject to external restrictions. The Company has not paid or declared any dividends since the date of incorporation, nor are any contemplated in the foreseeable future. There were no changes in the Company’s approach to capital management during the period ended September 30, 2018.

EXHIBITS

The following exhibits are filed with this offering circular:

Exhibit No.	Description of Exhibit
2.1(1)	Articles of Incorporation (Notice of Articles and Transition Application)
2.2(1)	By-laws (Schedule “A”)
6.1(2)	Management Agreement of January 1, 2008 (Bradley James Moynes)
6.3*	Agreement with Pikeminnow Funding LLC dated February 14, 2019
6.4*	Agreement with Securter, Inc. dated February 26, 2019
6.5*	Item 6 Unregistered Securities Issued or Sold Within One Year
11.1*	Consent of Independent Auditors
12.1**	Opinion of Procopio, Cory, Hargreaves & Savitch LLP
14.1**	Per Form 1-A, a Canadian issuer must file a Form F-X.

* Filed herewith
** To be filed by amendment
(1) Incorporated by reference to the Company’s Registration Statement on Form 20-F filed with the Commission on July 21, 2006.
(2) Incorporated by reference to the Company’s Annual Report on Form 20-F filed with the Commission on August 13, 2008.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on April 2, 2019.

DIGATRADE FINANCIAL CORP.

By: /s/ Brad J. Moynes
Brad J. Moynes
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this offering statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brad J. Moynes	Chairman, President, Chief Executive Officer,	April 2, 2019
Brad J. Moynes	Principal Executive, Financial and Accounting Officer

/s/ Tyrone Docherty	Director	April 2, 2019
Tyrone Docherty

/s/ James Romano	Director	April 2, 2019
James Romano

/s/ Timothy Delaney	Director	April 2, 2019
Timothy Delaney